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                                    Exhibit 2

                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER

                                 BY AND BETWEEN

                      YADKIN VALLEY BANK AND TRUST COMPANY

                                       AND

                          MAIN STREET BANKSHARES, INC.

                                       AND

                                  PIEDMONT BANK

                                 MARCH 28, 2002

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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                 BY AND BETWEEN
                      YADKIN VALLEY BANK AND TRUST COMPANY,
                          MAIN STREET BANKSHARES, INC.
                                AND PIEDMONT BANK

      THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of the 28th day of March 2002, by and between YADKIN VALLEY BANK AND TRUST COMPANY ("Yadkin"), MAIN STREET BANKSHARES, INC. ("Main Street") and PIEDMONT BANK ("Piedmont").

      WHEREAS, Yadkin is a North Carolina banking corporation with its principal office and place of business located in Elkin, North Carolina; and,

      WHEREAS, Main Street is a North Carolina business corporation with its principal office and place of business located in Statesville, North Carolina, and by virtue of its being the owner of all the issued and outstanding shares of common stock of Piedmont is a bank holding company registered as such with the Board of Governors of the Federal Reserve System; and,

      WHEREAS, Piedmont is a North Carolina banking corporation with its principal office and place of business located in Statesville, North Carolina; and,

      WHEREAS, Yadkin, Piedmont and Main Street have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Main Street and Piedmont to be merged with and into Yadkin in the manner and upon the terms and conditions contained in this Agreement; and,

      WHEREAS, to effectuate the foregoing, Yadkin, Piedmont and Main Street desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

      WHEREAS, Yadkin's Board of Directors has approved this Agreement and will recommend to Yadkin's shareholders that they approve this Agreement and the transactions described herein; and,

      WHEREAS, Piedmont's and Main Street's respective Boards of Directors have each approved this Agreement and Main Street's Board of Directors, by virtue of the fact that it is the sole shareholder of Piedmont, desires to approve this Agreement as sole shareholder by authorizing the execution hereof, and Main Street's Board of Directors will recommend to Main Street's shareholders that they approve this Agreement and the transactions described herein.

      NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Yadkin, Piedmont and Main Street hereby adopt and make this Agreement and mutually agree as follows:


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                                    ARTICLE I
                                   THE MERGER

      1.01. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are Yadkin Valley Bank and Trust Company ("Yadkin") and Main Street BankShares, Inc. ("Main Street").

      1.02. NATURE OF TRANSACTION; PLAN OF MERGER. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.09 below), Main Street will be merged into and with Yadkin (the "Merger") as provided in the plan of merger attached as Exhibit A to this Agreement (the "Plan of Merger").

      1.03. EFFECT OF MERGER; SURVIVING CORPORATION. At the Effective Time, and by reason of the Merger, the separate corporate existence of Main Street shall cease while the corporate existence of Yadkin as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Yadkin shall continue to operate as a North Carolina banking corporation and will conduct its business at the then legally established branch and main offices of Yadkin, and shall conduct business under the name "Yadkin Valley Bank and Trust Company."

      1.04. ASSETS AND LIABILITIES OF MAIN STREET. At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Main Street (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Main Street, whether tangible or intangible) shall be transferred to and vest in Yadkin, and Yadkin shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Main Street (including all trust and other fiduciary properties, powers and rights), all without any conveyance, assignment or further act or deed; and, Yadkin shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Main Street (including duties as trustee or fiduciary) as of the Effective Time. By virtue of the Merger, Main Street's interest in and ownership of the outstanding shares of $5.00 par value common stock of its wholly-owned subsidiary, Piedmont Bank ("Piedmont"), shall be transferred to and vest in Yadkin, and Piedmont shall become a wholly-owned subsidiary of Yadkin, whereupon, Piedmont will immediately be merged into and with Yadkin as provided in Paragraph 1.06 hereof.

      1.05. CONVERSION AND EXCHANGE OF STOCK.

            (a) CONVERSION OF MAIN STREET COMMON STOCK. Except as otherwise provided in this Agreement, at the Effective Time all rights of Main Street's shareholders with respect to all outstanding shares of "Main Street Common Stock" (as such term is defined in Paragraph 2.02(a) hereof) shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by Yadkin, Main Street or any Main Street shareholder, into the right to receive either (i) cash in the amount of $18.50; or (ii) 1.68 shares of "Yadkin Common Stock" (as such term is defined in Paragraph 3.02 hereof)


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            As further described in Paragraph 1.05(b), and subject to the limitations described herein, each Main Street shareholder will have the right to elect the form of consideration into which his or her Main Street Common Stock is converted and may elect to receive a combination of the above forms of consideration by having a portion of his or her shares converted into one form of consideration and the remaining shares converted into a different form of consideration.

            (b) ELECTION OF FORM OF CONSIDERATION. Subject to the limitations described in this Agreement, each Main Street shareholder shall have the right to elect the form of consideration into which his or her shares of Main Street Common Stock will be converted. Each shareholder's election must be made in writing in a form prescribed by Yadkin (an "Election of Consideration"), which must be signed by the shareholder and delivered to Yadkin within 15 days following the approval of this Agreement by Main Street's shareholders. Shareholders of Main Street who do not return an Election of Consideration, or whose Elections of Consideration are received by Yadkin after the time prescribed, will be deemed to have elected to receive cash. The Election of Consideration shall be forwarded to all shareholders of Main Street with the notice of meeting utilized to call the Main Street Shareholders' Meeting (as such term is defined in Paragraph 4.01(a) hereof).

            (c) REQUIRED RATIO OF CONSIDERATION; ALLOCATIONS OF CONSIDERATION. Notwithstanding the right of Main Street's shareholders to elect the form of consideration into which their shares of Main Street Common Stock are converted, the consideration issued or delivered for all Main Street's outstanding shares in connection with the Merger (including consideration delivered to Main Street's shareholders who exercise their "Dissenters' Rights") must consist of shares of Yadkin Common Stock and cash, such that 70% of the outstanding shares of Main Street Common Stock are converted into shares of Yadkin Common Stock at the exchange rate of 1.68 and such that 30% of the outstanding shares of Main Street Common Stock are converted into cash at the rate of $18.50 per share. In the event that the elections of consideration by Main Street's shareholders call for an aggregate number of shares of Yadkin Common Stock, or an aggregate amount of cash (including cash issued to shareholders who exercise "Dissenters Rights" as defined hereinafter), which is more or less than the percentage specified by this Paragraph 1.05(c), then the number of shares or amount of cash shall be reduced and an additional amount of cash, or additional shares of Yadkin Common Stock, as the case may be, necessary to satisfy the above requirement shall be allocated pro rata among part or all of Main Street's shareholders. Any such allocations shall be made in such manner as Yadkin, in its sole discretion, shall consider to be reasonable and appropriate, and pro rations may be made among shareholders based on the relative amounts of their Main Street Common Stock as to which they have made elections that are directly related to the particular allocation being made. Yadkin's decision regarding any such allocation shall be final and binding on Main Street's shareholders and all parties to this Agreement.

            (d) EXCHANGE AND PAYMENT PROCEDURES; SURRENDER OF CERTIFICATES. As promptly as practicable, but not more than five (5) business days following the Effective Time, Yadkin shall send or cause to be sent to each former Main Street shareholder of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering certificates evidencing Main Street Common Stock


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(each a "Main Street Certificate") to Yadkin or to an exchange agent appointed by Yadkin. Upon the proper surrender and delivery to Yadkin or its agent (in accordance with its instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Main Street of his or her Main Street Certificate(s), and in exchange therefor, Yadkin shall as soon as practicable issue and deliver to the shareholder (i) a certificate evidencing the Yadkin Common Stock into which the shareholder's Main Street Common Stock has been converted, and, if elected by the shareholder or if any pro ration requires, (ii) an amount of cash to which such shareholder is entitled in exchange for his Main Street Common Stock.

            (e) At the Effective Time, and without any action by Yadkin, Main Street, Piedmont or any Main Street shareholder, Main Street's stock transfer books shall be closed and there shall be no further transfers of Main Street Common Stock on its stock transfer books or the registration of any transfer of a Main Street Certificate by any holder thereof, and the holders of Main Street Certificates shall cease to be, and shall have no further rights as, stockholders of Main Street other than as provided in this Agreement. Following the Effective Time, Main Street Certificates shall evidence only the right of the registered holder thereof to receive the consideration into which his or her Main Street Common Stock was converted at the Effective Time or, in the case of Main Street Common Stock held by shareholders who properly shall have exercised "Dissenters Rights" (as defined in Paragraph 1.05(h)), cash as provided in
Article 13 of the North Carolina Business Corporation Act.

            (f) Subject to Paragraph 1.05(i), no certificate evidencing Yadkin Common Stock shall be issued or delivered to any former Main Street shareholder unless and until such shareholder shall have properly surrendered to Yadkin or its agent the Main Street Certificate(s) formerly representing his or her shares of Main Street Common Stock, together with a properly completed Transmittal Letter. Further, until a former Main Street shareholder's Main Street Certificates are so surrendered and certificates for the Yadkin Common Stock into which his or her Main Street Common Stock was converted at the Effective Time actually are issued to him or her, no dividend or other distribution payable by Yadkin with respect to that Yadkin Common Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former Main Street shareholder. However, upon the proper surrender of the shareholder's Main Street Certificate, Yadkin shall pay to the shareholder the amount of any such dividends or other distributions which have accrued but remain unpaid with respect to that Yadkin Common Stock.

            (g) ANTIDILUTIVE ADJUSTMENTS. If, prior to the Effective Time, Main Street or Yadkin shall declare any dividend payable in shares of Main Street Common Stock or Yadkin Common Stock or shall subdivide, split, reclassify or combine the presently outstanding shares of Main Street Common Stock or Yadkin Common Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of Yadkin Common Stock to be issued in exchange for each of the shares of Main Street Common Stock.


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            (h) DISSENTERS. Any shareholder of Main Street who properly exercises the right of dissent and appraisal with respect to the Merger as provided in Section 55-13-02 of the North Carolina General Statutes ("Dissenter's Rights") shall be entitled to receive payment of the fair value of his or her shares of Main Street Common Stock in the manner and pursuant to the procedures provided therein. Shares of Main Street Common Stock held by persons who exercise Dissenter's Rights shall not be converted as described in Paragraph 1.05(a). However, if any shareholder of Main Street who exercises Dissenter's Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of Main Street Common Stock, at Yadkin's sole option, shall be deemed to have been converted into the right to receive Yadkin Common Stock as of the Effective Time as provided in Paragraph 1.05(a) hereof.

            (i) LOST CERTIFICATES. Shareholders of Main Street whose Main Street Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive the certificates evidencing Yadkin Common Stock to which they are entitled in accordance with and upon compliance with reasonable conditions imposed by Yadkin, including without limitation, a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amounts satisfactory to Yadkin.

      1.06. BANK MERGER. As soon as practicable following the Effective Time, Piedmont will be merged into and with Yadkin (the "Bank Merger") as provided in the plan of merger attached as Exhibit B to this Agreement (the "Plan of Bank Merger").

      1.07. EFFECT OF BANK MERGER; SURVIVING CORPORATION. At the Effective Time, and by reason of the Bank Merger, the separate corporate existence of Piedmont shall cease while the corporate existence of Yadkin as the surviving corporation in the Bank Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Bank Merger. Following the Bank Merger, Yadkin shall continue to operate as a North Carolina banking corporation and will conduct its business at the then legally established branch and main offices of Yadkin and Piedmont, and shall conduct business under the name "Yadkin Valley Bank and Trust Company" except in: (i) Huntersville, Mecklenburg County, North Carolina; (ii) Cornelius, Mecklenburg County, North Carolina; (iii) Iredell County, North Carolina; and
(iv) Piedmont's relevant market area, where Yadkin shall conduct business under the name "Piedmont Bank." The duration of the corporate existence of Yadkin, as the surviving corporation, shall be perpetual and unlimited.

      1.08 ARTICLES OF INCORPORATION, BYLAWS AND MANAGEMENT. The Articles of Incorporation and Bylaws of Yadkin in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Yadkin as the surviving corporation in each of the Merger and the Bank Merger. The directors of Main Street and Piedmont listed on Exhibit C, attached hereto and hereby incorporated by reference, who remain in office at the Effective Time shall be appointed to the Board of Directors of Yadkin, to hold such office until removed as provided by law or until the election or appointment of their respective successors. The President and Chief Executive Officer of Main Street as of the date of this Agreement, provided he remains in office at the Effective Time, shall be named President and Chief Executive Officer of Yadkin to hold such office until removed as provided by law or until the election or appointment of his successor. Except for the President and Chief Executive Officer of Yadkin who shall resign such


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positions at the Effective Time, the directors and officers of Yadkin in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

      1.09. CLOSING; EFFECTIVE TIME. The closing of the Merger, the Bank Merger, and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Yadkin, in Elkin, North Carolina, or at such other place as Yadkin shall designate, on a date mutually agreeable to Yadkin and Main Street (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger and the Bank Merger by governmental or regulatory authorities (but in no event more than sixty (60) days following the expiration of all such required waiting periods). At the Closing, Yadkin, Main Street and Piedmont shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required by this Agreement and as otherwise shall be required by law to consummate the Merger and the Bank Merger and cause each to become effective.

      Subject to the terms and conditions set forth in this Agreement, the Merger shall become effective on the date and at the time (the "Effective Time") specified in the Articles of Merger, executed by Yadkin, and filed by it with the North Carolina Secretary of State in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than ten
(10) days following the Closing Date. The Bank Merger shall become effective on the date and at the time specified in the Articles of Bank Merger containing the appropriate certificate of approval of the North Carolina Commissioner of Banks, executed by Yadkin and filed by it with the North Carolina Secretary of State in accordance with applicable law, provided, however, that Yadkin shall use its best efforts to cause the Bank Merger to become effective as soon as practicable following the Effective Time.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                            MAIN STREET AND PIEDMONT

      Except as otherwise specifically described in this Agreement or as "Previously Disclosed" (as such term is defined in Paragraph 10.13 hereof) by Main Street and Piedmont to Yadkin, Main Street and Piedmont hereby make the following representations and warranties to Yadkin:

      2.01. ORGANIZATION; STANDING; POWER. Main Street and Piedmont each (i) is duly organized and incorporated, validly existing and in good standing as a corporation under the laws of the State of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein, or in which the transaction of its business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Main Street and Piedmont considered as one enterprise; and (iv) is not transacting business or operating any properties owned or leased by it in violation of


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any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a material adverse effect on Main Street and Piedmont considered as one enterprise.

      2.02. CAPITAL STOCK.

            (a) At the Effective Time, Main Street's authorized capital stock will consist of 1,000,000 shares of preferred stock, no par value and 5,000,000 shares of common stock, no par value, one vote per share (the "Main Street Common Stock") of which no more than 1,414,128 shares, plus such number of additional shares, if any, as shall have been issued by Main Street after the date of this Agreement as provided in Paragraph 4.02(b) hereof, will be issued and outstanding and constitute Main Street's only outstanding securities.

            Each outstanding share of the Main Street Common Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable; and (ii) has not been issued in violation of the preemptive rights of any shareholder. The Main Street Common Stock has been registered with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Main Street is subject to the registration and reporting requirements of the 1934 Act.

            (b) Piedmont's authorized capital stock consists of 5,000,000 shares of common stock, $5.00 par value, one vote per share (the "Piedmont Common Stock") and 1,000,000 shares of preferred stock, no par value (the "Piedmont Preferred Stock"). At the Effective Time, there will be 1,365,890 shares of the Piedmont Common Stock issued and outstanding and no shares of Piedmont's preferred stock outstanding.

            Each outstanding share of Piedmont Common Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent provided in Section 53-42 of the North Carolina General Statutes; and (ii) has not been issued in violation of the preemptive rights of any shareholder.

      2.03. PRINCIPAL SHAREHOLDERS. Main Street owns 100% of the outstanding Piedmont Common Stock. There are no outstanding shares of Piedmont Preferred Stock. Except as Previously Disclosed, no person or entity is known to management of Main Street to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Main Street Common Stock.

      2.04. SUBSIDIARIES. Piedmont has no subsidiaries, direct or indirect, and, except for equity securities included in its investment portfolio at December 31, 2001, does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity. Piedmont is the only subsidiary of Main Street.


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      2.05. CONVERTIBLE SECURITIES, OPTIONS, ETC. Except as Previously
Disclosed, Main Street does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Main Street Common Stock or any other securities of Main Street; (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Main Street Common Stock or any other securities of Main Street; or (iii) plans, agreements or other arrangements pursuant to which shares of Main Street Common Stock or any other securities of Main Street, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of Main Street, have been or may be issued.

      2.06. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by the respective Boards of Directors of Main Street and Piedmont. Subject only to approval of the shareholders of Main Street in the manner required by law and receipt of all required approvals of governmental or regulatory authorities having jurisdiction over Yadkin, Main Street or Piedmont (collectively, the "Regulatory Authorities") of the transactions described herein, (i) Main Street and Piedmont each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement; (ii) all corporate proceedings and approvals required to authorize Main Street and Piedmont to enter into this Agreement and to perform their obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained; and (iii) this Agreement constitutes the valid and binding agreement of Main Street and Piedmont enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

      2.07. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Subject to the receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Main Street or Piedmont with any of the obligations or agreements contained herein, nor any action or inaction by Main Street or Piedmont required herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of either Main Street or Piedmont, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Main Street or Piedmont is bound or by which they or their business, capital stock or any of their properties or assets may be affected;
(ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Main Street or Piedmont; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse effect on Main Street or Piedmont, their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, or on Main Street's or Piedmont's ability to consummate the transactions described herein or to carry on the business of Main Street or Piedmont as presently conducted; (iv) result in the


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acceleration of any material obligation or indebtedness of Main Street or
Piedmont; or (v) interfere with or otherwise adversely affect Main Street's or Piedmont's respective abilities to carry on their respective businesses as presently conducted.

            No consents, approvals or waivers are required to be obtained from any person or entity in connection with Main Street's or Piedmont's execution and delivery of this Agreement, or the performance of their obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities and Main Street's shareholders.

      2.08. BOOKS AND RECORDS OF MAIN STREET AND PIEDMONT. Main Street's and Piedmont's books of account and business records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects Main Street's and Piedmont's items of income and expense and all of their assets, liabilities and stockholders' equity. The minute books of Main Street and Piedmont are complete and accurately reflect in all material respects all corporate actions which their shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books, and, all such minute books have been or will be made available to Yadkin and its representatives.

      2.09. REPORTS OF MAIN STREET AND PIEDMONT. To the "Best Knowledge" (as such term is defined in Paragraph 10.14 hereof) of management of Main Street and Piedmont, Main Street and Piedmont have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the North Carolina Commissioner of Banks (the "Commissioner"), (ii) the Federal Deposit Insurance Corporation (the "FDIC"), (iii) the Securities and Exchange Commission (the "SEC"), and (iv) any other Regulatory Authorities. All such reports, registrations and statements filed by Main Street and Piedmont with the Commissioner, the FDIC, the SEC or any other Regulatory Authorities are collectively referred to in this Agreement as the "Main Street Reports." To the Best Knowledge of management of Main Street and Piedmont, the Main Street Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Main Street and Piedmont have not been notified that any such Main Street Reports were deficient in any material respect as to form or content.

      2.10. MAIN STREET FINANCIAL STATEMENTS. Main Street and Piedmont have Previously Disclosed to Yadkin a copy of Piedmont's audited statements of financial condition as of December 31, 2000 and 2001, and its audited statements of income, stockholders' equity and cash flows for the years ended December 31, 2000 and 2001, together with notes thereto (collectively, the "Piedmont Audited Financial Statements"). Following the date of this Agreement, Main Street promptly will deliver to Yadkin all other annual or interim financial statements prepared by or for Main Street or Piedmont. The Piedmont Audited Financial Statements (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated; (ii) are in accordance


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with Piedmont's books and records; and (iii) present fairly Piedmont's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Piedmont Audited Financial Statements have been audited by Dixon Odom PLLC, which currently serves as both Main Street's and Piedmont's independent certified public accountants.

      2.11. TAX RETURNS AND OTHER TAX MATTERS. (i) Main Street and Piedmont have timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and, to the Best Knowledge of management of Main Street and Piedmont, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Main Street and Piedmont or its respective properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the Piedmont Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of Main Street and Piedmont have not been subjected to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department Revenue in the last seven (7) years and Main Street and Piedmont have not received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of management of Main Street and Piedmont, no such return or report is subject to adjustment; and (iv) Main Street and Piedmont have not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

      2.12. ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.

            (a) Since December 31, 2001, Main Street and Piedmont each has conducted its business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development, and there currently exists no condition or circumstance, which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change in or affecting the financial condition of Main Street or Piedmont or the respective results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Main Street or Piedmont, as applicable.

            (b) Since December 31, 2001, and other than in the ordinary course of its business, Main Street and Piedmont have not incurred any material liability, engaged in any material transaction, entered into any material agreement, increased the salaries, compensation or general benefits payable or provided to its employees, suffered any material loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

      2.13. ABSENCE OF UNDISCLOSED LIABILITIES. Main Street and Piedmont do not have any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Piedmont Audited Financial Statements, (ii) increases in deposit accounts in the ordinary course of business since December 31, 2001, or (iii) loan commitments in the ordinary course of business since December 31, 2001.

      2.14. COMPLIANCE WITH EXISTING OBLIGATIONS. Main Street and Piedmont each has performed in all material respects all obligations required to be performed under, and are not in default in any material respect under, or in violation in any material respect of, the terms and conditions of their respective Articles of Incorporation, Bylaws, material contracts, agreements, leases, mortgages, notes, bonds, indentures, licenses, obligations, understandings or other undertakings (whether oral or written) to which they are bound or by which their business, operations, capital stock or any property or assets may be affected.

      2.15. LITIGATION AND COMPLIANCE WITH LAW.

            (a) Except as Previously Disclosed, there are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of management of Main Street and Piedmont, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of management of Main Street and Piedmont, are threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Main Street or Piedmont or any of their properties, assets or employees.

            (b) Main Street and Piedmont have all licenses, permits, orders, authorizations or approvals ("Permits") of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of their business or to own, lease and operate their properties; all such Permits are in full force and effect; no violations have occurred with respect to any such Permits; and no proceeding is pending or, to the Best Knowledge of management of Main Street and Piedmont, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

            (c) Neither Main Street nor Piedmont is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, cease and desist order, or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority, including without limitation the Commissioner, the FDIC or the Federal Reserve System (the "FRB"), relating to financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against Main Street or Piedmont which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of Main Street or Piedmont; and, Main Street and Piedmont have not been advised and have no reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

            (d) To the Best Knowledge of management of Main Street and Piedmont, Main Street and Piedmont are not in violation or default in any material respect under, and have complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by Main Street or Piedmont). To the Best Knowledge of management of Main Street and Piedmont, there is no basis for any claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

      2.16. REAL PROPERTIES.

            (a) Main Street and Piedmont have Previously Disclosed to Yadkin a listing of all real property owned by Main Street or Piedmont (including Piedmont's banking facilities and all other real estate or foreclosed properties, including improvements thereon, owned by Main Street and/or Piedmont) (collectively, the "Main Street Real Property"). With respect to each parcel of the Main Street Real Property, Main Street and Piedmont have good and marketable fee simple title to the Main Street Real Property and own the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Main Street Real Property or which do not and will not materially detract from, interfere with or restrict the present or future use of the Main Street Real Property.

            (b) The Main Street Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental or regulatory authority, including those relating to zoning, building and use permits, and the parcels of the Main Street Real Property upon which Main Street's offices or Piedmont's banking or other offices are situated, or which are used by Main Street or Piedmont in conjunction with their banking or other offices or for other purposes, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

            (c) All improvements and fixtures included in or on the Main Street Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with Main Street's or Piedmont's respective use (or will interfere with Yadkin's use after the Merger and the Bank Merger) or affects the economic value thereof.

            (d) Neither Main Street nor Piedmont is party (whether as lessee or lessor) to any lease or rental agreement with respect to any real property.

      2.17. LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

            (a) All loans, accounts, notes and other receivables reflected as assets on Main Street's and Piedmont's books and records (i) have resulted from bona fide business transactions in the ordinary course of operations; (ii) in all material respects were made in accordance with Main Street's or Piedmont's standard practices and procedures; and (iii) are owned by Main Street or Piedmont free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

            (b) All records of Main Street or Piedmont regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, each loan which Piedmont's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral") is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Piedmont's records of such loan.

            (c) To the Best Knowledge of management of Main Street and Piedmont, each loan reflected as an asset on Main Street's or Piedmont's books, and each guarantee therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guarantee.

            (d) Main Street and Piedmont have Previously Disclosed to Yadkin (i) a written listing of each loan, extension of credit or other asset of Main Street or Piedmont which, as of December 31, 2001, was classified by the Commissioner or the FDIC or by Main Street or Piedmont as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which Main Street or Piedmont otherwise has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefore; and (ii) a written listing of each loan or extension of credit of Main Street or Piedmont which, as of December 31, 2001, was past due more than 30 days as to the payment of principal or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, was the subject of a proceeding in bankruptcy or has indicated any inability or intention not to repay such loan or extension of credit.

            (e) To the Best Knowledge of management of Main Street and Piedmont, each of the loans and other extensions of credit of Main Street or Piedmont (with the exception of those loans and extensions of credit specified in the written listings described in Paragraph 2.17(d) above) is collectible in the ordinary course of business in an amount which is not less than the amount at which it is carried on their books and records.

            (f) Except as Previously Disclosed, Piedmont's reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the FDIC and, in the best judgment of management of Piedmont, is reasonable in view of the size and character of Piedmont's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Piedmont's loan portfolios and other real estate owned.

      2.18. SECURITIES PORTFOLIO AND INVESTMENTS. Main Street and Piedmont have Previously Disclosed to Yadkin a listing of all securities owned, of record or beneficially, by Main Street and Piedmont as of December 31, 2001. All securities owned, of record or beneficially, by Main Street and Piedmont are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of their business to secure public funds deposits), which would materially impair the ability of Main Street or Piedmont to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Main Street or Piedmont is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" under which Main Street or Piedmont has "purchased" securities under agreement to resell, Main Street or Piedmont has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Main Street or Piedmont, as the case may be, which is secured by such collateral.

            Since December 31, 2001, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the securities portfolio of Main Street or that of Piedmont as a whole.

      2.19. PERSONAL PROPERTY AND OTHER ASSETS. All banking equipment, data processing equipment, vehicles, and other personal property used by Main Street or Piedmont and material to the operation of the business of either are owned by Main Street or Piedmont free and clear of all liens, encumbrances, leases, title defects or exceptions to title. To the Best Knowledge of management of Main Street and Piedmont, all personal property of Main Street and Piedmont material to their business is in good operating condition and repair, ordinary wear and tear excepted.

      2.20. PATENTS AND TRADEMARKS. To the Best Knowledge of management of Main Street and Piedmont, Main Street and Piedmont each owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. Main Street and Piedmont have not violated, and currently are not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

      2.21. ENVIRONMENTAL MATTERS.

            (a) As used in this Agreement, "Environmental Laws" shall mean, without limitation:

                  (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law (including without limitation the

Comprehensive Environmental Response, Compensation and Liability Act; the Superfund Amendment and Reauthorization Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Oil Pollution Act; the Coastal Zone Management Act; any "Superfund" or "Superlien" law; the North Carolina Oil Pollution and Hazardous Substances Control Act; the North Carolina Water and Air Resources Act; and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time); and,

                  (ii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any "Hazardous Substances" (as defined below).

            As used in this Agreement, "Hazardous Substance" shall mean any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type, quantity or concentration, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products, byproducts or additives, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether ("MTBE") or radioactive material.

            (b) Main Street and Piedmont have Previously Disclosed to Yadkin copies of all written reports, correspondence, notices or other information or materials, if any, in its possession pertaining to environmental surveys or assessments of the Main Street Real Property, and any improvements thereon, or pertaining to any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the Main Street Real Property or involving Main Street or Piedmont.

            (c) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances by any person on, from or relating to the Main Street Real Property which constitutes a violation of any Environmental Laws, or any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the Main Street Real Property.

            (d) Neither Main Street nor Piedmont has violated any Environmental Laws, and there has been no violation of any Environmental Laws by any other person or entity for whose liability or obligation with respect to any particular matter or violation Main Street or Piedmont is or may be responsible or liable.

            (e) Neither Main Street nor Piedmont is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Main Street Real Property or by any person or entity.

            (f) No facts, events or conditions relating to the Main Street Real Property or the operations of Main Street or Piedmont at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

            (g) To the Best Knowledge of management of Main Street and Piedmont (it being understood by Yadkin that, for purposes of this representation, management of Main Street and Piedmont has not undertaken a review of each of Main Street's or Piedmont's loan files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws by any person or entity (including any violation with respect to any Loan Collateral) for whose liability or obligation with respect to any particular matter or violation Main Street or Piedmont is or may be responsible or liable; (ii) Main Street and Piedmont are not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity; and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

      2.22. ABSENCE OF BROKERAGE OR FINDER'S COMMISSIONS. Except for the engagement of The Carson Medlin Company by Main Street (i) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Main Street or Piedmont or their respective Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) neither Main Street nor Piedmont has agreed, or has any obligation, to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

      2.23. MATERIAL CONTRACTS. Other than a benefit plan or employment agreement Previously Disclosed to Yadkin pursuant to Paragraph 2.25 hereof, neither Main Street nor Piedmont is party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $25,000; (ii) which is not to be performed in full prior to June 30, 2002; (iii) which calls for the provision of goods or services to Main Street or Piedmont and cannot be terminated without material penalty upon written notice to the other party thereto; (iv) which is material to Main Street or Piedmont and was not entered into in the ordinary course of business; (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps; (VI) which commits Main Street or Piedmont to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Piedmont's business); (VII) which involves the sale of any assets of Main Street or Piedmont which are used in and material to the operation of their business;
(VIII) which involves any purchase of real property, or which involves the purchase of any other assets in the amount of $10,000 or more in the case of any single transaction or $25,000 or more in the case of all such transactions; (IX) which involves the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Main Street or Piedmont; or (X) with any director, officer or principal shareholder of Main Street or Piedmont (including without limitation any consulting agreement, but not including any agreements relating to loans or other banking services which were made in the ordinary course of Piedmont's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

            Neither Main Street nor Piedmont is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which either Main Street or Piedmont is a party or by which either Main Street or Piedmont or property of Main Street or Piedmont is or may be bound or affected or under which either Main Street or Piedmont or property of Main Street or Piedmont receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Main Street or Piedmont.

      2.24. EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Main Street and Piedmont have Previously Disclosed to Yadkin a listing of the names, years of credited service and current base salary or wage rates of all of their employees as of December 31, 2001. Main Street and Piedmont (i) each have in all material respects paid in full to or accrued on behalf of all their respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or Main Street's or Piedmont's existing agreements, benefit plans, policies or practices; and (ii) are each in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the Best Knowledge of management of Main Street and Piedmont, asserted that Main Street or Piedmont is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

            There is no action, suit or proceeding by any person pending or, to the Best Knowledge of management of Main Street or Piedmont, threatened, against Main Street or Piedmont (or any employees of Main Street or Piedmont), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

            Neither Main Street nor Piedmont is party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Main Street or Piedmont and any of their employees, or any pending or threatened proceeding in which it is asserted that Main Street or Piedmont has committed an unfair labor practice; and, to the Best Knowledge of management of Main Street and Piedmont, there is no activity involving Main Street, Piedmont, or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

      2.25. EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS.

            (a) Main Street and Piedmont have Previously Disclosed to Yadkin a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Main Street or Piedmont for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Main Street Plans"). True and complete copies of all Main Street Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof or applicable to the administration of any such Main Street Plans or the assets thereof, and all amendments thereto, previously have been supplied to Yadkin. Except as Previously Disclosed, Main Street and Piedmont do not maintain, sponsor, contribute to or otherwise participate in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each Main Street Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received or applied for a favorable determination letter from the IRS to the effect that they are so qualified, and neither Main Street nor Piedmont is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Main Street Plans (and any Main Street Plans previously maintained by Main Street or Piedmont) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

            (b) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Main Street or Piedmont, to the extent each is subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any Main Street Plan or any employee benefit plan, contract or arrangement previously maintained by Main Street or Piedmont. Neither Main Street nor Piedmont has engaged in a transaction with respect to any Main Street Plan that could subject Main Street or Piedmont to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

            (c) Main Street and Piedmont have delivered to Yadkin a true, correct and complete copy (including copies of all amendments thereto) of each retirement plan maintained by either which is intended to be a plan qualified under Section 401(a) of the Code (collectively, the "Main Street Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Main Street Retirement Plans, the most recent determination letters received from the IRS regarding the Main Street Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Main Street Retirement Plans.

                  The Main Street Retirement Plans are qualified under the provisions of Section 401(a) of the Code, the trusts under the Main Street Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the Main Street Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Main Street Retirement Plans. There are no issues relating to said qualification or exemption of the Main Street Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guarantee Corporation or any court. The Main Street Retirement Plans and the administration thereof meet (and have met since the establishment of the Main Street Retirement Plans) in all material respects all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Main Street Retirement Plans and do not violate (and since the establishment of the Main Street Retirement Plans have not violated) in any material respect any of the applicable provisions of ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Main Street Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Main Street Retirement Plans or the administration thereof currently existing between Main Street, Piedmont, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Piedmont or beneficiary of any such employee, or any other person or entity. No "reportable event" within the meaning of Section 4043 of ERISA has occurred at any time with respect to the Main Street Retirement Plans.

            (d) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Main Street or Piedmont with respect to the Main Street Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Main Street or Piedmont. Main Street and Piedmont do not presently contribute to a "Multi-employer Plan." All contributions required to be made pursuant to the terms of each of the Main Street Plans (including without limitation the Main Street Retirement Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of
Section 401(a) of the Code) maintained by Main Street or Piedmont have been timely made. Neither the Main Street Retirement Plans nor any other "pension plan" maintained by Main Street or Piedmont have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Main Street and Piedmont have not provided, and are not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the Main Street Retirement Plans and any other "pension plan" maintained by Main Street or Piedmont as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

            (e) Except as provided in the terms of the Main Street Retirement Plans themselves, there are no restrictions on the rights of Main Street or Piedmont to amend or terminate any Main Street Retirement Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will, except as otherwise specifically provided in this Agreement, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant; (ii) increase any benefits otherwise payable under any plan or agreement; or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

      2.26. INSURANCE. Main Street and Piedmont have Previously Disclosed to Yadkin a listing of each blanket bond, liability insurance, life insurance or other insurance policy in effect on December 31, 2001, and in which it was an insured party or beneficiary (each a "Main Street Policy" and collectively the "Main Street Policies"). The Main Street Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of Main Street and Piedmont or as is required by applicable law or regulation; and, in the reasonable opinion of management of Main Street and Piedmont, the insurance coverage provided under the Main Street Policies is reasonable and adequate in all respects for Main Street and Piedmont. Each of the Main Street Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to issue those policies in North Carolina; and, Main Street and Piedmont have complied in all material respects with requirements (including the giving of required notices) under each such Main Street Policy in order to preserve all rights thereunder with respect to all matters. Main Street and Piedmont are not in default under the provisions of, have not received notice of cancellation or nonrenewal of or any premium increase on, and have not failed to pay any premium on, any Main Street Policy, and, to the Best Knowledge of management of Main Street and Piedmont, there has not been any inaccuracy in any application for any Main Street Policy. There are no pending claims with respect to any Main Street Policy, and, to the Best Knowledge of management of Main Street and Piedmont, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

      2.27. INSURANCE OF DEPOSITS. All deposits of Piedmont are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Piedmont to the FDIC have been paid in full in a timely fashion, and, to the Best Knowledge of management of Piedmont, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

      2.28. OBSTACLES TO REGULATORY APPROVAL. To the Best Knowledge of management of Main Street and Piedmont, there exists no fact or condition (including Piedmont's record of compliance with the Community Reinvestment Act) relating to Main Street or Piedmont that may reasonably be expected to prevent or materially impede or delay Yadkin, Main Street or Piedmont from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to Main Street or Piedmont, Main Street or Piedmont shall promptly (and in any event within three (3) days after obtaining such Knowledge) give notice of such fact or condition to Yadkin in the manner provided herein.

      2.29. DISCLOSURE. To the Best Knowledge of management of Main Street and Piedmont, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Main Street or Piedmont to Yadkin in connection with this Agreement and the transactions described herein, when considered as a whole, contains or has contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF YADKIN

      Except as otherwise specifically provided in this Agreement or as "Previously Disclosed" (as defined in Paragraph 10.13 hereof) by Yadkin to Main Street and Piedmont, Yadkin hereby makes the following representations and warranties to Main Street and Piedmont.

      3.01. ORGANIZATION; STANDING; POWER. Yadkin (i) is duly organized and incorporated, validly existing and in good standing as a banking corporation under the laws of the State of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein, or in which the transaction of its business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Yadkin; and
(iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a material adverse effect on Yadkin.

      3.02. CAPITAL STOCK. At the Effective Time, Yadkin's authorized capital stock will consist of 10,000,000 shares of common stock, $1.00 par value (the "Yadkin Common Stock"), of which no more than 7,312,418 shares, plus such number of additional shares, if any, as shall have been issued by Yadkin after the date of this Agreement as provided in Paragraph 5.02(b) hereof, will be issued and outstanding and constitute Yadkin's only outstanding securities.

            Each outstanding share of Yadkin Common Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent provided in Section 53-42 of the North Carolina General Statutes); and (ii) has not been issued in violation of the preemptive rights of any shareholder. The Yadkin Common Stock has been registered with the FDIC under the 1934 Act and Yadkin is subject to the registration and reporting requirements of the 1934 Act.

      3.03. PRINCIPAL SHAREHOLDERS. Except as Previously Disclosed, no person or entity is known to management of Yadkin to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Yadkin Common Stock.

      3.04. SUBSIDIARIES. Yadkin has no subsidiaries, direct or indirect, and, except for equity securities included in its investment portfolio at December 31, 2001, does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

      3.05. CONVERTIBLE SECURITIES, OPTIONS, ETC. Except as Previously Disclosed, Yadkin does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Yadkin Common Stock or any other securities of Yadkin; (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Yadkin Common Stock or any other securities of Yadkin; or (iii) plan, agreement or other arrangement pursuant to which shares of Yadkin Common Stock or any other securities of Yadkin, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of Yadkin, have been or may be issued.

      3.06. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Yadkin's Board of Directors. Subject only to approval of this Agreement by the shareholders of Yadkin in the manner required by law and required approvals of Regulatory Authorities (as defined in Paragraph
2.06 hereof) of the transactions described herein; (i) Yadkin has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement; (ii) all corporate proceedings and approvals required to authorize Yadkin to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained; and (iii) this Agreement constitutes the valid and binding agreement of Yadkin enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization; moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies; and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

      3.07. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Subject to approval of this Agreement by the shareholders of Yadkin in the manner required by law and receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Yadkin with any of its obligations or agreements contained herein, nor any action or inaction by Yadkin required herein, will (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of Yadkin, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Yadkin is bound or by which it or its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Yadkin; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse effect on Yadkin, its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, or on Yadkin's ability to consummate the transactions described herein or to carry on the business of Yadkin as presently conducted; or (iv) result in the acceleration of any material obligation or indebtedness of Yadkin.

            No consents, approvals or waivers are required to be obtained from any person or entity in connection with Yadkin's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Yadkin's shareholders and of Regulatory Authorities.

      3.08. YADKIN BOOKS AND RECORDS. Yadkin's books of account and business records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects Yadkin's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of Yadkin are complete and accurately reflect in all material respects all corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books, and, all such minute books have been or will be made available to Main Street and its representatives.

      3.09. YADKIN REPORTS. To the "Best Knowledge" (as defined in Paragraph
10.14 hereof) of management of Yadkin, Yadkin has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Commissioner,
(ii) the FDIC, or (iii) any other Regulatory Authorities. All such reports, registrations and statements filed by Yadkin with the Commissioner, the FDIC or any other Regulatory Authorities are collectively referred to in this Agreement as the "Yadkin Reports." To the Best Knowledge of management of Yadkin, the Yadkin Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Yadkin has not been notified that any such Yadkin Reports were deficient in any material respect as to form or content.

      3.10. YADKIN FINANCIAL STATEMENTS. Yadkin has Previously Disclosed to Main Street a copy of its audited statements of financial condition as of December 31, 2000 and 2001, and its audited statements of income, stockholders' equity and cash flows for the years ended December 31, 2000 and 2001, together with notes thereto (collectively, the "Yadkin Audited Financial Statements"). Following the date of this Agreement, Yadkin promptly will deliver to Main Street all other annual or interim financial statements prepared by or for Yadkin. The Yadkin Audited Financial Statements and the Yadkin Interim Financial Statement (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated; (ii) are in accordance with Yadkin's books and records; and (iii) fairly present Yadkin's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Yadkin Audited Financial Statements for have been audited by Deloitte & Touche, which currently serves as Yadkin's independent certified public accountants.

      3.11. TAX RETURNS AND OTHER TAX MATTERS. (i) Yadkin has timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and, to the Best Knowledge of management of Yadkin, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Yadkin or its respective properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the Yadkin Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of Yadkin have not been subjected to audit by the IRS or the North Carolina Department Revenue and Yadkin has not received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of management of Yadkin, no such return or report is subject to adjustment; and (iv) Yadkin has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

      3.12. ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.

            (a) Since December 31, 2001, Yadkin has conducted its businesses only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development, and there currently exists no condition or circumstance, which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change in or affecting the financial condition of Yadkin or its results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

            (b) Since December 31, 2001, and other than in the ordinary course of its business, Yadkin has not incurred any material liability, engaged in any material transaction, entered into any material agreement, increased the salaries, compensation or general benefits payable or provided to its employees, suffered any material loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

      3.13. ABSENCE OF UNDISCLOSED LIABILITIES. Yadkin does not have any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Yadkin Financial Statements, (ii) increases in deposit accounts in the ordinary course of business since December 31, 2001, or (iii) loan commitments in the ordinary course of business since December 31, 2001.

      3.14. COMPLIANCE WITH EXISTING OBLIGATIONS. Yadkin has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation, Bylaws, material contracts, agreements, leases, mortgages, notes, bonds, indentures, licenses, obligations, understandings or other undertakings (whether oral or written) to which it is bound or by which its business, operations, capital stock or any property or asset may be affected.

      3.15. LITIGATION AND COMPLIANCE WITH LAW.

            (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of management of Yadkin, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of management of Yadkin, are threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Yadkin or any of its properties, assets or employees.

            (b) Yadkin has all Permits (as defined in Paragraph 2.15(b) hereof) of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations have occurred with respect to any such Permits;

and no proceeding is pending or, to the Best Knowledge of management of Yadkin, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

            (c) Yadkin is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority (including without limitation the Commissioner or the FDIC) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against Yadkin which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of Yadkin; and, Yadkin has not been advised nor has any reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

            (d) To the Best Knowledge of management of Yadkin, Yadkin is not in violation or default in any material respect under, and it has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by Yadkin). To the Best Knowledge of management of Yadkin, there is no basis for any claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

      3.16. REAL PROPERTIES.

            (a) Yadkin has Previously Disclosed to Main Street a listing of all real property owned by Yadkin (including Yadkin's banking facilities and all other real estate or foreclosed properties, including improvements thereon, owned by Yadkin) (collectively, the "Yadkin Real Property"). With respect to each parcel of the Yadkin Real Property, Yadkin has good and marketable fee simple title to the Yadkin Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable; and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Yadkin Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the Yadkin Real Property.

            (b) The Yadkin Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental or regulatory authority, including those relating to zoning, building and use permits, and the parcels of the Yadkin Real Property upon which Yadkin's banking or other offices are situated, or which are used by Yadkin in conjunction with its banking or other offices or for other purposes, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

            (c) All improvements and fixtures included in or on the Yadkin Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with Yadkin's use (or will interfere with Yadkin's use after the Merger) or affects the economic value thereof.

            (d) Yadkin is not a party (whether as lessee or lessor) to any lease or rental agreement with respect to any real property.

      3.17. LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

            (a) All loans, accounts, notes and other receivables reflected as assets on Yadkin's books and records (i) have resulted from bona fide business transactions in the ordinary course of Yadkin's operations; (ii) in all material respects were made in accordance with Yadkin's standard practices and procedures; and (iii) are owned by Yadkin free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

            (b) All records of Yadkin regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, each loan which Yadkin's loan documentation indicates is secured by any Loan Collateral (as defined in Paragraph 2.17(b) hereof) is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Yadkin's records of such loan.

            (c) To the Best Knowledge of management of Yadkin, each loan reflected as an asset on Yadkin's books, and each guarantee therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guarantee.

            (d) Yadkin has Previously Disclosed to Main Street (i) a written listing of each loan, extension of credit or other asset of Yadkin which, as of December 31, 2001, was classified by the Commissioner or the FDIC or by Yadkin as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which Yadkin otherwise has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor; and (ii) a written listing of each loan or extension of credit of Yadkin which, as of December 31, 2001, was past due more than 30 days as to the payment of principal or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, was the subject of a proceeding in bankruptcy or has indicated any inability or intention not to repay such loan or extension of credit.

            (e) To the Best Knowledge of management of Yadkin, each of the loans and other extensions of credit of Yadkin (with the exception of those loans and extensions of credit specified in the written listings described in Paragraph 3.17(d) above) is collectible in the ordinary course of Yadkin's business in an amount which is not less than the amount at which it is carried on Yadkin's books and records.

            (f) Yadkin's Loan Loss Reserve (as such term is defined in Paragraph 2.17(f) hereof) has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the FDIC and, in the best judgment of management of Yadkin, is reasonable in view of the size and character of Yadkin's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Yadkin's loan portfolios and other real estate owned.

      3.18. SECURITIES PORTFOLIO AND INVESTMENTS. Yadkin has Previously Disclosed to Main Street a listing of all securities owned, of record or beneficially, by Yadkin as of December 31, 2001. All securities owned, of record or beneficially, by Yadkin are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of Yadkin's business to secure public funds deposits), which would materially impair the ability of Yadkin to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Yadkin is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" under which Yadkin has "purchased" securities under agreement to resell, Yadkin has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Yadkin which is secured by such collateral.

            Since December 31, 2001, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of Yadkin's securities portfolio as a whole.

      3.19. PERSONAL PROPERTY AND OTHER ASSETS. All banking equipment, data processing equipment, vehicles, and other personal property used by Yadkin and material to the operation of its business are owned by Yadkin free and clear of all liens, encumbrances, leases, title defects or exceptions to title. To the Best Knowledge of management of Yadkin, all of Yadkin's personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

      3.20. PATENTS AND TRADEMARKS. To the Best Knowledge of management of Yadkin, Yadkin owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. Yadkin has not violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

      3.21. ENVIRONMENTAL MATTERS.

            (a) Yadkin has Previously Disclosed to Main Street copies of all written reports, correspondence, notices or other information or materials, if any, in its possession pertaining to environmental surveys or assessments of the Yadkin Real Property, and any improvements thereon, or pertaining to any violation or alleged violation of Environmental Laws (as such term is defined in Paragraph 2.21(a) hereof) on, affecting or otherwise involving the Yadkin Real Property or involving Yadkin.

            (b) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances (as such term is defined in Paragraph 2.21(a) hereof) by any person on, from or relating to the Yadkin Real Property which constitutes a violation of any Environmental Laws, or any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the Yadkin Real Property.

            (c) Yadkin has not violated any Environmental Laws, and there has been no violation of any Environmental Laws by any other person or entity for whose liability or obligation with respect to any particular matter or violation Yadkin is or may be responsible or liable.

            (d) Yadkin is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Yadkin Real Property or by any person or entity.

            (e) No facts, events or conditions relating to the Yadkin Real Property or the operations of Yadkin at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

            (f) To the Best Knowledge of management of Yadkin (it being understood by Main Street and Piedmont that, for purposes of this representation, management of Yadkin has not undertaken a review of each of Yadkin's loan files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws by any person or entity (including any violation with respect to any Loan Collateral) for whose liability or obligation with respect to any particular matter or violation Yadkin is or may be responsible or liable, (ii) Yadkin is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity; and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

      3.22. ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. Except for the engagement of Sterne, Agee & Leach, Inc. by Yadkin (i) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Yadkin or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) Yadkin has not agreed, and has no obligation, to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

      3.23. EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Yadkin (i) has in all material respects paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or Yadkin's existing agreements, benefit plans, policies or practices, and (ii) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the Best Knowledge of management of Yadkin, asserted that Yadkin is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

            There is no action, suit or proceeding by any person pending or, to the Best Knowledge of management of Yadkin, threatened, against Yadkin (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

            Yadkin is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Yadkin and any of its employees, or any pending or threatened proceeding in which it is asserted that Yadkin has committed an unfair labor practice; and, to the Best Knowledge of management of Yadkin, there is no activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

      3.24. INSURANCE. Yadkin currently maintains a blanket bond and policies of liability insurance and other insurance (the "Yadkin Policies"), which provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of Yadkin or as is required by applicable law or regulation; and, in the reasonable opinion of management of Yadkin, the insurance coverage provided under the Yadkin Policies is reasonable and adequate in all respects for Yadkin. Each of the Yadkin Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to issue those policies in North Carolina; and, Yadkin has complied in all material respects with requirements (including the giving of required notices) under each of their Yadkin Policies in order to preserve all rights thereunder with respect to all matters. Yadkin is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, and has not failed to pay any premium on any of the Yadkin Policies, and, to the Best Knowledge of management of Yadkin, there has not been any inaccuracy in any application for any of the Yadkin Policies. There are no pending claims with respect to any of the Yadkin Policies, and, to the Best Knowledge of management of Yadkin, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

      3.25. INSURANCE OF DEPOSITS. All deposits of Yadkin are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Yadkin to the FDIC have been paid in full in a timely fashion, and, to the Best Knowledge of management of Yadkin, no proceedings have been commenced or are contemplated, by the FDIC or otherwise, to terminate such insurance.

      3.26. OBSTACLES TO REGULATORY APPROVAL. To the Best Knowledge of management of Yadkin, there exists no fact or condition (including Yadkin's record of compliance with the Community Reinvestment Act) relating to Yadkin that may reasonably be expected to prevent or materially impede or delay Main Street, Piedmont or Yadkin from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to Yadkin, Yadkin shall promptly (and in any event within three days after obtaining such Knowledge) give notice of such fact or condition to Main Street in the manner provided herein.

      3.27. DISCLOSURE. To the Best Knowledge of management of Yadkin, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Yadkin to Main Street or Piedmont in connection with this Agreement and the transactions described herein, when considered as a whole, contains or has contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                      COVENANTS OF MAIN STREET AND PIEDMONT

      4.01. AFFIRMATIVE COVENANTS OF MAIN STREET AND PIEDMONT. Main Street and Piedmont hereby covenant and agree as follows with Yadkin:

            (a) MAIN STREET SHAREHOLDERS' MEETING. Main Street agrees to cause a meeting of its shareholders (the "Main Street Shareholders' Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by Main Street's shareholders on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of, and all other matters relating to the Main Street Shareholders' Meeting (including the solicitation of proxies), Main Street will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

                  Unless, due to a material change in circumstances after the date hereof, Main Street's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors' duties or obligations as such to Main Street or to its shareholders, Main Street covenants that its Board of Directors will recommend to and actively encourage Main Street's shareholders that they vote their shares of Main Street Common Stock at the Main Street Shareholders Meeting in favor of ratification and approval of this Agreement, the Merger, and the Proxy Statement will so indicate and state that Main Street's Board of Directors considers the Merger to be advisable and in the best interests of Main Street and its shareholders.

            (b) CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While the parties recognize that the operation of Main Street until the Effective Time is the responsibility of Main Street's Board of Directors and officers and that the operation of Piedmont until the Effective Time is the responsibility of Piedmont's Board of Directors and officers, Main Street and Piedmont agree that, between the date of this Agreement and the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by Yadkin's President, Main Street and Piedmont will carry on their business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Main Street and Piedmont each agrees that it will:

                  (i) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                  (ii) maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                  (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                  (iv) comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

                  (v) not change its policies or procedures, including existing loan underwriting guidelines, in any material respect except as may be required by law;

                  (vi) continue to maintain in force insurance such as is described in Paragraph 2.26; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

                  (vii) promptly provide to Yadkin such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as Yadkin reasonably shall request.

            (c) PERIODIC FINANCIAL AND OTHER INFORMATION. Following the date of this Agreement and until the Effective Time, Main Street and Piedmont will deliver to Yadkin, as soon as each is available:

                  (i) an income statement and a statement of condition after each month end;

                  (ii) a copy of all interim financial statements after each quarter end;

                  (iii) a copy of each report, registration, statement, or other communication or regulatory filing made with or to any Regulatory Authority simultaneous with the filing or making thereof;

                  (iv) information regarding each new extension of credit in excess of $250,000 (other than a loan secured by a first lien on a one-to-four family principal residence which is being made for the purchase or refinancing of that residence) after issuance of a commitment on such loan;

                  (v) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan, all after each calendar month end; and,

                  (vi) the following information with respect to loans and other extensions of credit (such assets being referred to in this Agreement as "Loans") as of, and following, each calendar month end:

            (A) a list of Loans past due for 30 days or more as to principal or interest;

            (B) a list of Loans in nonaccrual status;

            (C) a list of all Loans without principal reduction for a period of longer than one year;

            (D) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

            (E) a list of each reworked or restructured Loan still outstanding, including original terms, restructured terms and status; and

            (F) a list of any actual or threatened litigation by or against Main Street or Piedmont pertaining to any Loan or credit, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

            (d) NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Main Street or Piedmont promptly will notify Yadkin in writing of and provide to it such information as it shall request regarding (i) any material adverse change in Main Street's or Piedmont's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change; or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Main Street or Piedmont herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or may or could cause, create or result in the breach or violation in any material respect of any of Main Street's or Piedmont's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.02 hereof.

            (e) ACCRUALS FOR LOAN LOSS RESERVE AND EXPENSES. Main Street and Piedmont will cooperate with Yadkin and will make such appropriate accounting entries in their books and records and take such other actions as Main Street and Piedmont shall, in their sole discretion, deem to be necessary or desirable in anticipation of the Merger, including without limitation additional provisions to Piedmont's Loan Loss Reserve or accruals or the creation of reserves for employee benefit and expenses related to the transactions described in this Agreement; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by Main Street and Yadkin, Main Street and Piedmont shall not be required to make any such accounting entries until immediately prior to the Closing.

            (f) ACCESS. Main Street and Piedmont agree that, following the date of this Agreement and to and including the Effective Time, it will provide Yadkin and its respective employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as Yadkin shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of Yadkin shall be performed in such a manner as will not interfere unreasonably with Main Street's or Piedmont's normal operations or with their relationships with their customers or employees, and shall be conducted in accordance with procedures established by the parties.

            (g) DEPOSIT LIABILITIES. Following the date of this Agreement and up to the Effective Time, Piedmont will make pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in its banking markets.

            (h) FURTHER ACTION; INSTRUMENTS OF TRANSFER. Main Street and Piedmont each covenants and agrees with Yadkin that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date; (ii) shall perform all acts and execute and deliver to Yadkin all documents or instruments required herein, or as otherwise shall be reasonably necessary or useful to or requested by Yadkin, in consummating such transactions; and, (iii) will cooperate with Yadkin in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

      4.02. NEGATIVE COVENANTS OF MAIN STREET AND PIEDMONT. Main Street and Piedmont hereby covenant and agree that, between the date hereof and the Effective Time, neither will do any of the following things or take any of the following actions without the prior written consent and authorization of Yadkin's President.

            (a) AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Neither Main Street nor Piedmont will amend their respective Articles of Incorporation or Bylaws.

            (b) CHANGE IN CAPITAL STOCK. Neither Main Street nor Piedmont will
(i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities; or (ii) issue (including any issuance of shares pursuant to a stock dividend or any issuance of any securities convertible into capital stock), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, Main Street shall be permitted to issue shares of Main Street Common Stock in conjunction with the exercise of outstanding options referred to in Paragraph
2.05 hereof.

            (c) OPTIONS, WARRANTS AND RIGHTS. Main Street will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

            (d) DIVIDENDS. Main Street will not declare or pay any dividends on its outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

            (e) EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law, neither Main Street nor Piedmont will (i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by Main Street or Piedmont without cost or other liability on no more than 30 days' notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

            (f) INCREASE IN COMPENSATION; BONUSES. Neither Main Street nor Piedmont will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. However, notwithstanding anything contained herein to the contrary, prior to the Effective Time Main Street and Piedmont may make routine increases in the salaries of their employees at such times and in such amounts as shall be consistent with their customary salary administration and review policies and procedures.

            (g) ACCOUNTING PRACTICES. Neither Main Street nor Piedmont will make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

            (h) ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Neither Main Street nor Piedmont will directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity; (ii) open any new branch office; or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

            (i) CHANGES IN BUSINESS PRACTICES. Except as may be required by Regulatory Authorities (including but not limited to the Commissioner, the FDIC and the FRB) or any other governmental or regulatory agency, or as shall be required by applicable law, regulation or this Agreement, Main Street and Piedmont will not (i) change in any material respect the nature of their business or the manner in which they conduct their business; (ii) discontinue any material portion or line of their business; or (iii) change in any material respect their lending, investment, asset-liability management or other material banking or business policies.

            (j) EXCLUSIVE MERGER AGREEMENT. Unless, due to a material change in circumstances after the date hereof, Main Street's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that any such action or inaction would violate the directors' duties or obligations as such to Main Street or to its shareholders, Main Street will not, directly, or indirectly through any person, (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Yadkin) relating to a merger or other acquisition of Main Street or Piedmont or the purchase or acquisition of any stock of Main Street or Piedmont, any branch office of Piedmont or all or any significant part of Main Street's or Piedmont's assets, or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Main Street or its business or Piedmont or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer any branch office of Piedmont or all or any significant part of Main Street's or Piedmont's assets to any other person or entity; or

(iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

            (k) ACQUISITION OR DISPOSITION OF ASSETS. Neither Main Street nor Piedmont will:

                  (i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any real estate in any amount;

                  (ii) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

                  (iii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any real property in any amount;

                  (iv) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any equipment or any other fixed asset (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

                  (v) Enter into any purchase or other commitment or contract for supplies or services which obligates Main Street or Piedmont for a period longer than 30 days;

                  (vi) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                  (vii) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Main Street or Piedmont or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

            (l) DEBT; LIABILITIES. Except in the ordinary course of their business consistent with their past practices, neither Main Street nor Piedmont will (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to the borrowing of money; (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity; or (iii) incur any other liability or obligation (absolute or contingent).

            (m) LIENS; ENCUMBRANCES. Neither Main Street nor Piedmont will mortgage, pledge or subject any of its assets to, or permit any of its assets to become or, except for those liens or encumbrances Previously Disclosed to Yadkin, remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing public funds deposits or repurchase agreements).

            (n) WAIVER OF RIGHTS. Neither Main Street nor Piedmont will waive, release or compromise any rights in its favor against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders, nor will Main Street or Piedmont waive, release or compromise any material rights against or with respect to any other person or entity except in the ordinary course of business and in good faith for fair value in money or money's worth.

            (o) OTHER CONTRACTS. Neither Main Street nor Piedmont will enter into or become bound by any contracts, agreements, commitments or understandings (other than those permitted elsewhere in this Paragraph 4.02) (i) for or with respect to any charitable contributions exceeding $30,000 in the aggregate; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Main Street or Piedmont would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding, and whether or not in the ordinary course of its business, would obligate or commit Main Street or Piedmont to make expenditures over any period of time of more than $5,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Piedmont's lending operations).

            (p) DEPOSIT LIABILITIES. Piedmont will not make any material change in its current deposit policies and procedures or take any actions designed to materially increase or decrease the aggregate level of its deposits as of the date of this Agreement.

            (q) FORECLOSURES. In connection with any foreclosure of a mortgage or deed of trust securing a loan, neither Main Street nor Piedmont will bid for or purchase any real property which is covered by that mortgage or deed of trust or which is the subject of that foreclosure.

                                    ARTICLE V
                               COVENANTS OF YADKIN

      5.01. AFFIRMATIVE COVENANTS OF YADKIN. Yadkin hereby covenants and agrees as follows with Main Street and Piedmont:

            (a) YADKIN SHAREHOLDERS' MEETING. Yadkin agrees to cause a meeting of its shareholders (the "Yadkin Shareholders' Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by Yadkin's shareholders on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of, and all other matters relating to the Yadkin Shareholders' Meeting (including the solicitation of proxies), Yadkin will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

                  Unless, due to a material change in circumstances after the date hereof, Yadkin's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors' duties or obligations as such to Yadkin or to its shareholders, Yadkin covenants that its Board of Directors will recommend to and actively encourage Yadkin's shareholders that they vote their shares of Yadkin Common Stock at the Yadkin Shareholders' Meeting in favor of ratification and approval of this Agreement and the Merger, and the Proxy Statement will so indicate and state that Yadkin's Board of Directors considers the Merger to be advisable and in the best interests of Yadkin and its shareholders.

            (b) CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While the parties recognize that the operation of Yadkin until the Effective Time is the responsibility of Yadkin's Board of Directors and officers, Yadkin agrees that, between the date of this Agreement and the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by Main Street's President, Yadkin will carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Yadkin agrees that it will:

                  (i) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                  (ii) maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                  (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                  (iv) comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

                  (v) continue to maintain in force insurance such as is described in Paragraph 3.24; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

                  (vi) promptly provide to Main Street such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as Main Street reasonably shall request.

            (c) PERIODIC FINANCIAL AND OTHER INFORMATION. Following the date of this Agreement and until the Effective Time, Yadkin promptly will deliver to Main Street a copy of each report, registration, statement, or other communication or regulatory filing made with or to any Regulatory Authority simultaneous with the filing or making thereof.

            (d) NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Yadkin promptly will notify Main Street in writing of and provide to it such information as it shall request regarding (i) any material adverse change in Yadkin's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change; or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Yadkin herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or may or could cause, create or result in the breach or violation in any material respect of any of Yadkin's covenants or agreements contained herein or in the failure of any of the conditions precedent described in Paragraphs 7.01 and 7.03 hereof.

            (e) ACCESS. Yadkin agrees that, following the date of this Agreement and to and including the Effective Time, it will provide Main Street and Piedmont and their respective employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as Main Street or Piedmont shall, in their respective sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of Main Street or Piedmont shall be performed in such a manner as will not interfere unreasonably with Yadkin's normal operations or with its relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties; and, provided further, that neither Main Street nor Piedmont shall have any right of access to Yadkin's personnel files and records.

            (f) DEPOSIT LIABILITIES. Following the date of this Agreement, Yadkin will make pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in its banking markets.

            (g) FURTHER ACTION; INSTRUMENTS OF TRANSFER. Yadkin covenants and agrees with Main Street and Piedmont that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date; (ii) shall perform all acts and execute and deliver to Main Street and Piedmont all documents or instruments required herein, or as otherwise shall be reasonably necessary or useful to or requested by Main Street or Piedmont, in consummating such transactions; and, (iii) will cooperate with Main Street and Piedmont in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

            (h) EMPLOYMENT OF OTHER MAIN STREET AND PIEDMONT EMPLOYEES. In the case of employees of Main Street and Piedmont other than those employees of Main Street and Piedmont that are party to an employment agreement set forth in Paragraph 2.25(a) hereof, and provided they remain employed by Main Street or Piedmont at the Effective Time, Yadkin will attempt in good faith to locate positions with Yadkin for which employment may be offered, and Yadkin will offer employment to as many of those employees as Yadkin, in its discretion, considers to be feasible. However, notwithstanding anything contained in this Agreement to the contrary, Yadkin shall not have any obligation to employ or provide employment to any employee of Main Street or Piedmont or to any particular number of such employees. Any employment so offered to an employee of Main Street or Piedmont shall be in such a position, at such location within Yadkin's branch system, and for such rate of compensation, as Yadkin shall determine in its sole discretion. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Yadkin to employ any such person for any specific period of time or in any specific position or to restrict Yadkin's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

            (i) EMPLOYEE BENEFITS. Except as otherwise provided in this Agreement, any employee of Main Street or Piedmont who becomes an employee of Yadkin at the Effective Time (a "New Employee") shall be entitled to receive all employee benefits and to participate in all benefit plans provided by Yadkin on the same basis (including cost) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Yadkin. Each New Employee shall be given credit for his or her full years of service with Main Street or Piedmont for purposes of (i) eligibility for participation and vesting in Yadkin's Section 401(k) savings plan; and (ii) for all purposes under Yadkin's other benefit plans (including entitlement to vacation and sick leave). For purposes of Yadkin's health insurance coverage, a New Employee's participation will be without regard to pre-existing condition requirements under Yadkin's health insurance plan, provided that any such pre-existing condition at the Effective Time was covered under Main Street's or Piedmont's health insurance plan(s) at the Effective Time and the New Employee provides evidence of such previous coverage in a form satisfactory to Yadkin's health insurance carrier.

                  Any employee of Main Street or Piedmont who is not offered employment by Yadkin at the Effective Time will be permitted to obtain continued coverage through the exercise of his or her COBRA rights.

                  For the calendar year during which the Effective Time occurs, Yadkin will grant to each New Employee a number of days of sick leave and vacation leave, respectively, equal, in each case, to (i) the full number of such days to which the New Employee would be entitled for that year, based on his or her credited years of service and in accordance with Yadkin's standard leave policies, less (ii) the number of days of sick leave and vacation leave used by the New Employee as an employee of Main Street or Piedmont during that calendar year.

            (j) DIRECTORS. In accordance with the provisions of Paragraph 1.07 hereof, at the Effective Time Yadkin will cause each director of Main Street and Piedmont who is listed on Exhibit C hereto and who is in office at the Effective Time (but in no event more than a total of four (4) persons, one of whom shall be William A. Long) to be appointed a director of Yadkin. Each director's continued service as a director of Yadkin will be subject to the normal nomination and election processes. Each director of Piedmont as of the Effective Time who will not continue as a director of Yadkin after the Effective Time shall be appointed to the advisory board of Yadkin for Iredell and Mecklenburg Counties. Provided such person does not serve as a director, officer, employee or consultant to an entity reasonably deemed to compete with Yadkin in Iredell and Mecklenburg Counties, such person serving on the advisory board of Yadkin shall be entitled to receive for the three years following the Effective Time fees in an amount equal to the directors' fee schedule in effect for Piedmont as of the date of this Agreement. In lieu of such fees, such director may choose to be compensated through the purchase of an annuity for the benefit of such director as set forth in 7.02(h) of this Agreement, the terms of such annuity requiring the beneficiary to not compete with Yadkin as aforesaid.

            (k) "BLUE SKY" APPROVALS. Yadkin shall use its best efforts to take all actions, if any, required by applicable state securities or "blue sky" laws
(i) to cause the Yadkin Common Stock issued at the Effective Time, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, or to cause all conditions to any exemptions from qualification or registration thereof under such laws to have been satisfied; and (ii) to obtain any and all other approvals or consents to the issuance of the Yadkin Common Stock that are required under state or federal law.

            (l) PRESERVATION OF NAME. To the fullest extent permitted under North Carolina law, Yadkin will preserve the name "Main Street BankShares, Inc." upon consummation of the Merger.

      5.02. NEGATIVE COVENANTS OF YADKIN. Yadkin hereby covenants and agrees that, between the date hereof and the Effective Time, it will not do any of the following things or take any of the following actions without the prior written consent and authorization of Main Street's President.

            (a) AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Yadkin will not amend its Articles of Incorporation or Bylaws.

            (b) CHANGE IN CAPITAL STOCK. Yadkin will not (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities; or (ii) issue (including any issuance of shares pursuant to a stock dividend or any issuance of any securities convertible into capital stock), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, Yadkin shall be permitted to issue shares of Yadkin Common Stock in conjunction with the exercise of outstanding options referred to in Paragraph 3.05 hereof.

            (c) OPTIONS, WARRANTS AND RIGHTS. Yadkin will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, following the date of this Agreement Yadkin may grant additional options to purchase shares of Yadkin Common Stock pursuant to its existing employee and/or director stock option plans.

            (d) DIVIDENDS. Yadkin will not declare or pay any dividends on its outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders, provided however, that Yadkin may continue to pay its regular quarterly cash dividends.

            (e) ACCOUNTING PRACTICES. Yadkin will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations). However, notwithstanding anything contained herein to the contrary, following the date of this Agreement Yadkin may change from the cash to the accrual method of accounting for income tax purposes.

            (f) ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Yadkin will not directly or indirectly (i) acquire or merge with, or acquire substantially all of the assets of, any other person or entity; or (ii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

            (g) CHANGES IN BUSINESS PRACTICES. Except as may be required by the Commissioner, the FDIC, the FRB, Regulatory Authorities or any other governmental or regulatory agency, or as shall be required by applicable law, regulation or this Agreement, Yadkin will not (i) change in any material respect the nature of its business; (ii) discontinue any material portion or line of its business; or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies.

            (h) EXCLUSIVE MERGER AGREEMENT. Unless, due to a material change in circumstances after the date hereof, Yadkin's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that any such action or inaction would violate the directors' duties or obligations as such to Yadkin or to its shareholders, Yadkin will not, directly, or indirectly through any person, (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Main Street or Piedmont) relating to a merger or other acquisition of Yadkin or the purchase or acquisition of any Yadkin Common Stock (except as provided in Paragraph 5.02(b) above), or substantially all of Yadkin's assets, or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Yadkin or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer all or substantially all of Yadkin's assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

            (i) DEPOSIT LIABILITIES. Yadkin will not make any material change in its current deposit policies and procedures or take any actions designed to materially increase or decrease the aggregate level of its deposits as of the date of this Agreement.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      6.01. PREPARATION AND DISTRIBUTION OF PROXY STATEMENT/OFFERING CIRCULAR. Yadkin and Main Street jointly will prepare a joint proxy statement/offering circular (the "Proxy Statement/Offering Circular") for distribution to Yadkin's and Main Street's shareholders as Yadkin's proxy statement relating to Yadkin's solicitation of proxies for use at the Yadkin Shareholders' Meeting, Main Street's proxy statement relating to Main Street's solicitation of proxies for use at the Main Street Shareholders' Meeting and as Yadkin's offering circular relating to its offer and distribution of Yadkin Common Stock to Main Street's shareholders as described in this Agreement. The Proxy Statement/Offering Circular shall, in all material respects, be prepared in such form and contain or be accompanied by such information regarding the Yadkin Shareholders Meeting, the Main Street Shareholders' Meeting, this Agreement, the parties hereto, the Merger, the Bank Merger and other transactions described herein as is required by regulations of the Securities and Exchange Commission (the "SEC") applicable to Yadkin and Main Street or otherwise as shall be agreed upon by Yadkin and Main Street.

            Yadkin and Main Street will mail the Proxy Statement/Offering Circular to their shareholders on a date mutually agreed upon by Yadkin and Main Street not less than twenty (20) days prior to the scheduled date of the Yadkin Shareholders' Meeting and the date of the Main Street Shareholders' Meeting, whichever is earlier; provided, however, that no such materials shall be mailed to Yadkin's shareholders or Main Street's shareholders unless and until Yadkin shall have received the authorization of the FDIC, Main Street shall have received the authorization of the SEC, and Main Street and Yadkin shall have agreed on the form and content of such materials.

      6.02. REGULATORY APPROVALS. Yadkin, Piedmont and Main Street each agrees with the others that, as soon as practicable following the date of this Agreement, it will prepare and file, or cause to be prepared and filed, all applications required to be filed by it under applicable law and regulations for approvals by Regulatory Authorities of the Merger, the Bank Merger or other transactions described in this Agreement, including without limitation any required applications for the approval of the Commissioner, the FDIC, the FRB and the North Carolina Banking Commission (the "Commission"). Yadkin, Piedmont and Main Street each agrees (i) to use its best efforts in good faith to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and other transactions described herein; and (ii) before the filing of any such application required to be filed, to give each other party an opportunity to review and comment on the form and content of such application. Should the appearance of any of the officers, directors, employees, financial advisors or counsel of Yadkin, Piedmont or Main Street be requested by each other or by any Regulatory Authority at any hearing in connection with any such application, it will use its best efforts to arrange for such appearance.

      6.03. INFORMATION FOR PROXY STATEMENT/OFFERING CIRCULAR AND APPLICATIONS FOR REGULATORY APPROVALS. Yadkin, Piedmont and Main Street each covenants with the other that (i) it will cooperate with the other parties in the preparation of the Proxy Statement/Offering Circular, and applications for required approvals of Regulatory Authorities, and it will promptly respond to requests by the other parties and their legal counsel for information, and will provide all information, documents, financial statements or other material, that is required for, or that may be reasonably requested by any other party for inclusion in, any such document; and (ii) none of the information provided by it for inclusion in any of such documents, at the time of the mailing of those materials to Main Street's and Yadkin's shareholders, or at the time of receipt of any such required approval of a Regulatory Authority, as the case may be, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      6.04. EXPENSES. Subject to the provisions of Paragraph 8.03, and whether or not this Agreement shall be terminated or the Merger or the Bank Merger shall be consummated, Yadkin, Piedmont and Main Street each agrees to pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, consulting or advisory fees, filing fees, printing and mailing costs, and travel expenses). For purposes of this Agreement, expenses associated with the printing and mailing of the Proxy Statement/Offering Circular described in Paragraph 6.01, and with the Tax Opinion described in Paragraph 6.10, shall be deemed to have been incurred by Yadkin and Main Street equally. Expenses owed to The Carson Medlin Company, including its fees for rendering the "Main Street Fairness Opinion" described in Paragraph 7.01(d)(ii), shall be deemed to have been incurred solely by Main Street. Expenses owed to Sterne, Agee & Leach, Inc. including its fees for rendering the "Yadkin Fairness Opinion" described in Paragraph 7.01(d)(i) shall be deemed to have been incurred solely by Yadkin.

      6.05. ANNOUNCEMENTS. Yadkin, Piedmont and Main Street each agrees that no persons other than the parties to this Agreement are authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other parties (which consent shall not unreasonably be denied or delayed), it will not make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, neither Yadkin, Piedmont nor Main Street shall be required to obtain the prior consent of the other parties for any such disclosure which it, in good faith and upon the advice of its legal counsel, believes is required by law.

      6.06. REAL PROPERTY MATTERS.

            (a) Yadkin, at its own option or expense, may cause to be conducted
(i) a title examination, physical survey, zoning compliance review, and structural inspection of the Main Street Real Property and improvements thereon (the "Property Examination"); and (ii) site inspections, historic reviews, regulatory analyses, and Phase 1 environmental assessments of the Main Street Real Property, together with such other studies, testing and intrusive sampling and analyses as Yadkin shall deem necessary or desirable (the "Environmental Survey").

            (b) If, in the course of the Property Examination or Environmental Survey, Yadkin discovers a "Material Defect" (as defined below) with respect to the Main Street Real Property, Yadkin will give prompt written notice thereof to Main Street describing the facts or conditions constituting the Material Defect, and Yadkin shall have the option exercisable upon written notice to Main Street to (i) waive the Material Defect; or (ii) terminate this Agreement.

            (c) For purposes of this Agreement, a "Material Defect" shall include:

                  (i) the existence of any lien (other than the lien of real property taxes not yet due and payable), encumbrance, zoning restriction, easement, covenant, or other restriction, title imperfection or title irregularity, or the existence of any facts or conditions that constitute a breach of Main Street's or Piedmont's representations and warranties contained in Paragraph 2.16 or 2.21, in either such case that Yadkin reasonably believes will affect its use of any parcel of the Main Street Real Property for the purpose for which it currently is used or the value or marketability of any parcel of the Main Street Real Property, or as to which Yadkin otherwise objects; or

                  (ii) the existence of any structural defects or conditions of disrepair in the improvements on the Main Street Real Property (including any equipment, fixtures or other components related thereto) that Yadkin reasonably believes would cost an aggregate of $50,000 or more to repair, remove or correct as to all such Main Street Real Property; or

                  (iii) the existence of facts or circumstances relating to any of the Main Street Real Property reflecting that (A) there likely has been a discharge, disposal, release, threatened release, or emission by any person of any Hazardous Substance (as such term is defined in Paragraph 2.21(a)(ii) hereof) on, from, under, at, or relating to the Main Street Real Property; or (B) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to the Main Street Real Property which constitutes or would constitute a violation of any Environmental Laws or any contract or other agreement between Main Street or Piedmont and any other person or entity, as to which, in either such case, Yadkin reasonably believes, based on the advice of legal counsel or other consultants, that Main Street or Piedmont could become responsible or liable, or that Main Street or Piedmont could become responsible or liable following the Effective Time, for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which Main Street or Piedmont could incur, or for which Main Street or Piedmont could become responsible or liable, following consummation of the Merger at any time or over any period of time could equal or exceed an aggregate of $50,000 or more as to all such Main Street Real Property.

      6.07. TREATMENT OF STOCK OPTIONS. Yadkin and Main Street agree that, as of the Effective Time, all outstanding options to purchase shares of Main Street Common Stock referenced in Paragraph 2.05 (each a "Main Street Option" and collectively the "Main Street Options") shall be assumed by Yadkin on their then current terms and conditions and be converted into options to purchase shares of Yadkin Common Stock, such conversion to be made such that following the Effective Time each Main Street Option will represent an option to purchase 1.68 shares of Yadkin Common Stock for every one (1) share of Main Street Common Stock covered by such Main Street Option prior to the Effective Time. Main Street and Piedmont will obtain from each person who holds a Main Street Option, and will deliver to Yadkin at the Closing, a written agreement in a form specified by Yadkin confirming and agreeing to the conversion of such person's Main Street Option as described above with an appropriate adjustment of the exercise price of the option.

      6.08. TREATMENT OF 401(k) PLAN. As may be agreed upon mutually by both Main Street and Yadkin, Main Street's Section 401(k) plan will either be:

            (i) terminated, in which case each participant in Main Street's plan on the termination date may elect, upon completion of the termination and the final liquidation of the plan, to receive a distribution of the assets credited to his or her plan account at that time or, if the participant has become a participant in Yadkin's Section 401(k) plan, to have those assets credited as a "roll-over" to the participant's plan account under Yadkin' plan; or,

            (ii) merged into Yadkin's Section 401(k) plan.

      Main Street and Piedmont agree that, prior to the Effective Time, they will take or cause to be taken such actions as Yadkin shall reasonably consider to be necessary or desirable in connection with or to effect or facilitate any such plan termination or merger. Yadkin agrees that it will assume, as of the Effective Time, any and all administrative and fiduciary duties of Main Street with respect to the day-to-day operation of Main Street's plan, including duties relating to filings with the Internal Revenue Service relating to the plan.

      6.09. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Yadkin and Main Street agree that, to the extent the same can be purchased at a cost to which they both agree, then immediately prior to the Effective Time Main Street shall purchase "tail" coverage, effective at the Effective Time, under and in the same amount of coverage as is provided by its then current directors' and officers' liability insurance policy.

      6.10. TAX OPINION. Yadkin and Main Street agree to use their best efforts to cause the Bank Merger, the Merger, and the conversion of outstanding shares of Main Street Common Stock into shares of Yadkin Common Stock, on the terms contained in this Agreement, to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code and to obtain from Dixon Odom PLLC a written opinion (the "Tax Opinion"), addressed jointly to the Boards of Directors of Yadkin and Main Street, to the foregoing effect.

                                   ARTICLE VII
                         CONDITIONS PRECEDENT TO MERGER

      7.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

            (a) APPROVAL BY REGULATORY AUTHORITIES; DISADVANTAGEOUS CONDITIONS.
(i) The Merger, the Bank Merger and other transactions described in this Agreement shall have been approved, to the extent required by law, by the FDIC, the FRB, the Commissioner, the Commission, and by all other Regulatory Authorities having jurisdiction over such transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of such transactions or imposed any condition on such transactions or its approval thereof, which condition is reasonably deemed by Main Street or Yadkin to so adversely impact the economic or business benefits of this Agreement to Main Street, Piedmont or Yadkin as to render it inadvisable for Main Street, Piedmont or Yadkin to consummate the Merger or the Bank Merger; (iii) the 15-day or 30-day waiting period, as applicable, required following necessary approvals by the FDIC and the FRB for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with any such review, no objection to the Merger or the Bank Merger shall have been raised; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

            (b) ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger, the Bank Merger or any of the other transactions described in this Agreement or any of the parties hereto from consummating any such transaction; (ii) any pending or threatened investigation of the Merger, the Bank Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger, the Bank Merger or any other such transaction; (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Yadkin, Piedmont or Main Street from consummating the Merger or the Bank Merger or carrying out any of the terms or provisions of this Agreement; or (iv) any other suit, claim, action or proceeding pending or threatened against Yadkin, Piedmont or Main Street or any of their respective officers or directors which shall reasonably be considered by Yadkin, Piedmont or Main Street to be materially burdensome in relation to the proposed Merger or Bank Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of any party hereto, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

            (c) APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The respective Boards of Directors of Yadkin, Piedmont and Main Street shall have duly approved, adopted and ratified this Agreement by appropriate resolutions, the shareholders of Yadkin shall have duly approved, ratified and adopted this Agreement at the Yadkin Shareholders' Meeting, the shareholders of Main Street shall have duly approved, ratified and adopted this Agreement at the Main Street Shareholders' Meeting and Main Street, acting in its capacity as the sole shareholder of Piedmont, shall have duly approved, ratified and adopted this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

            (d) FAIRNESS OPINIONS.

                  (i) Yadkin shall have received from Sterne, Agee & Leach, Inc. a written opinion (the "Yadkin Fairness Opinion") to the effect that the Merger is fair, from a financial point of view, to Yadkin and its shareholders; and, Sterne, Agee & Leach, Inc. shall have delivered a letter to Yadkin, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to Yadkin and its shareholders.

                  (ii) Main Street shall have received from The Carson Medlin Company, a written opinion (the "Main Street Fairness Opinion") to the effect that the consideration received by Main Street's shareholders is fair, from a financial point of view, to Main Street and its shareholders; and The Carson Medlin Company shall have delivered a letter to Main Street, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to Main Street and its shareholders.

            (e) TAX OPINION. Yadkin and Main Street shall have received the Tax Opinion from Dixon Odom PLLC in form satisfactory to each of them.

            (f) WAIVER OF CHANGE IN CONTROL. Each employee of Main Street or Piedmont that has entered into an employment agreement described in Paragraph 2.25(a) hereof shall have entered into a written agreement with Main Street and Piedmont stating that the transactions described herein, including but not limited to the Merger and the Bank Merger, shall not constitute a "Change in Control" for purposes of such employment agreement.

            (g) NO TERMINATION OR ABANDONMENT. This Agreement shall not have been terminated or abandoned by any party hereto.

            (h) ARTICLES OF MERGER; OTHER ACTIONS. Separate Articles of Merger described in Paragraph 1.09 of this Agreement pertaining to the Merger and the Bank Merger shall have been duly executed by Yadkin and filed with the North Carolina Secretary of State as provided in that Paragraph.

      7.02. ADDITIONAL CONDITIONS TO YADKIN'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Yadkin's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

            (a) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the consolidated financial condition or results of operations of Main Street, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

            (b) COMPLIANCE WITH LAWS. Main Street and Piedmont shall have complied in all material respects with all federal and state laws and regulations applicable to them in connection with the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Main Street or Piedmont, or of Yadkin after the Effective Time, or on Main Street's or Piedmont's ability to consummate the Merger or the Bank Merger.

            (c) MAIN STREET'S AND PIEDMONT'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Yadkin as provided in Paragraph 10.02 hereof, each of the representations and warranties of Main Street and Piedmont contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Main Street or Piedmont or to Main Street's or Piedmont's ability to consummate the Merger, the Bank Merger and other transactions described herein; and (ii) as otherwise contemplated by this Agreement; and Main Street and Piedmont each shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

            Yadkin shall have received a certificate dated as of the Closing Date and executed by the President and CEO and the Chief Financial Officer of Main Street and Piedmont to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by Yadkin.

            (d) LEGAL OPINION OF MAIN STREET'S COUNSEL. Yadkin shall have received the written legal opinion of Maupin Taylor & Ellis P.A., counsel for Main Street and Piedmont, dated as of the Closing Date and in form and substance reasonably satisfactory to Yadkin.

            (e) OTHER DOCUMENTS AND INFORMATION. Main Street and Piedmont shall have provided to Yadkin correct and complete copies (certified by their respective Secretaries) of resolutions of their respective Boards of Directors and shareholders pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate of the incumbency of their officers who executed this Agreement or any other documents delivered to Yadkin in connection with the Closing.

            (f) ACCEPTANCE BY YADKIN'S COUNSEL. The form and substance of all legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to Yadkin's legal counsel.

            (g) OPTION PLAN MATTERS. Main Street and Piedmont shall have delivered to Yadkin the written agreement of each individual holder of the Main Street Options, as required by Paragraph 6.07.

            (h) Each of the officers and directors of Piedmont who are beneficiaries under certain policies of bank owned life insurance purchased by Piedmont ("BOLI"), shall have executed a waiver of their rights under BOLI provided, however, that each of the directors of Piedmont, whose terms will end as a director of Piedmont at the Effective Time, will have the option of causing Yadkin to purchase an annuity in his name for an amount equal to, and in lieu of, the director's fees to be received pursuant to 5.01(j) hereof and, provided further, that any officer executing a waiver shall not be in a disadvantageous position as a result of said waiver as reasonably determined by Yadkin.

      7.03. ADDITIONAL CONDITIONS TO MAIN STREET'S AND PIEDMONT'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Main Street's and Piedmont's separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

            (a) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Yadkin, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

            (b) COMPLIANCE WITH LAWS. Yadkin shall have complied in all material respects with all federal and state laws and regulations applicable to it in connection with the transactions described in this Agreement and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Yadkin after the Effective Time, or on Yadkin's ability to consummate the Merger or the Bank Merger.

            (c) YADKIN'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Main Street or Piedmont as provided in Paragraph 10.02, each of the representations and warranties of Yadkin contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Yadkin or to Yadkin's ability to consummate the Merger, the Bank Merger and other transactions described herein: and (ii) as otherwise contemplated by this Agreement; and, Yadkin shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

            Main Street shall have received a certificate dated as of the Closing Date and executed by Yadkin's President and CEO and Chief Financial Officer to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by Main Street.

            (d) LEGAL OPINION OF YADKIN'S COUNSEL. Main Street shall have received the written legal opinion of Gaeta & Glesener, P.A., counsel to Yadkin, dated as of the Closing Date and in form and substance reasonably satisfactory to Main Street.

            (e) OTHER DOCUMENTS AND INFORMATION. Yadkin shall have provided to Main Street correct and complete copies (all certified by Yadkin's Secretary) of Yadkin's Articles of Incorporation and Bylaws, and resolutions of its Board of Directors and shareholders pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate as to the incumbency of Yadkin's officers who executed this Agreement or any other documents delivered to Main Street or Piedmont in connection with the Closing.

            (f) ACCEPTANCE BY MAIN STREET'S COUNSEL. The form and substance of all legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to Main Street's legal counsel.

                                  ARTICLE VIII
                          TERMINATION; BREACH; REMEDIES

      8.01. MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Yadkin or Main Street), this Agreement may be terminated by the mutual agreement of Main Street and Yadkin. Upon any such mutual termination, all obligations of Yadkin, Piedmont and Main Street hereunder shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 6.04.

      8.02. UNILATERAL TERMINATION. Prior to the Effective Time, this Agreement may be terminated by either Main Street or Yadkin (whether before or after approval hereof by Yadkin's shareholders or Main Street's shareholders) upon written notice to the other parties in the manner provided herein and under the circumstances described below.

            (a) TERMINATION BY MAIN STREET AND PIEDMONT. This Agreement may be terminated by Main Street by action of its Board of Directors:

                  (i) if any of the conditions to the obligations of Main Street or Piedmont set forth in Paragraphs 7.01 and 7.03 shall not have been satisfied in all material respects or effectively waived in writing by Main Street by June 30, 2002 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Main Street or Piedmont to satisfy any of its obligations, covenants or agreements contained herein);

                  (ii) if Yadkin shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Articles V or VI herein in any material respect;

                  (iii) if Main Street or Piedmont determines at any time that any of Yadkin's representations or warranties contained in Article III hereof or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person;

                  (iv) if, notwithstanding Main Street's and Piedmont's satisfaction of their respective obligations under Paragraphs 6.01 and 6.03, Main Street's shareholders do not ratify and approve this Agreement and the Merger at the Main Street Shareholders' Meeting, or if the Yadkin Shareholders' Meeting is not held by June 30, 2002; or

                  (v) if the Merger shall not have become effective on or before September 30, 2002 or such later date as shall be mutually agreed upon in writing by Main Street and Yadkin.

                  However, before Main Street may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Paragraph 8.02(a), it shall give written notice to Yadkin in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Main Street shall not become effective if, within 30 days following the giving of such notice, Yadkin shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Main Street. In the event Yadkin cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Main Street within such notice period, termination of this Agreement by Main Street thereafter shall be effective upon its giving of written notice thereof to Yadkin in the manner provided herein.

            (b) TERMINATION BY YADKIN. Prior to the Effective Time, this Agreement may be terminated by Yadkin:

                  (i) if any of the conditions to the obligations of Yadkin set forth in Paragraphs 7.01 and 7.02 shall not have been satisfied in all material respects or effectively waived in writing by Yadkin by June 30, 2002 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Yadkin to satisfy any of its obligations, covenants or agreements contained herein);

                  (ii) if Main Street or Piedmont shall have violated or failed to fully perform any of their respective obligations, covenants or agreements contained in Articles IV or VI herein in any material respect;

                  (iii) if Yadkin determines that any of Main Street's or Piedmont's respective representations and warranties contained in Article II hereof or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person;

                  (iv) if, notwithstanding Yadkin's satisfaction of its obligations contained in Paragraphs 6.01 and 6.03, its shareholders do not ratify and approve this Agreement and approve the Merger at the Yadkin Shareholders' Meeting, or the Main Street shareholders' Meeting is not held by June 30, 2002; or

                  (v) if the Merger shall not have become effective on or before September 30, 2002, or such later date as shall be mutually agreed upon in writing by Main Street and Yadkin.

                  However, before Yadkin may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Paragraph 8.02(b), it shall give written notice to Main Street in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Yadkin shall not become effective if, within 30 days following the giving of such notice, Main Street or Piedmont shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Yadkin. In the event Main Street or Piedmont cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Yadkin within such notice period, termination of this Agreement by Yadkin thereafter shall be effective upon its giving of written notice thereof to Main Street in the manner provided herein.

      8.03. BREACH; REMEDIES. Except as otherwise provided below, (i) in the event of a breach by Yadkin of any of its representations or warranties contained in Article III of this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Main Street's and Piedmont's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(a) or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by Main Street or Piedmont due to a failure by Yadkin to perform any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Yadkin shall be obligated to reimburse Main Street and Piedmont for up to (but not more than) $200,000 in expenses described in Paragraph 6.04 which actually have been incurred by Main Street and Piedmont.

            Likewise, and except as otherwise provided below, (i) in the event of a breach by Main Street or Piedmont of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then Yadkin's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(b), or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by Yadkin due to a failure by Main Street or Piedmont to perform any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then Main Street or Piedmont shall be obligated to reimburse Yadkin for up to (but not more than) $200,000 in expenses described in Paragraph 6.04 which actually have been incurred by Yadkin, plus the amount set forth in Paragraph 10.16 hereof, should the provisions of that Paragraph be applicable.

            Notwithstanding any provision of this Agreement to the contrary, if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other parties described in Paragraph 6.04, together with other damages recoverable at law or in equity.

                                   ARTICLE IX
                                 INDEMNIFICATION

            9.01. INDEMNIFICATION FOLLOWING TERMINATION OF AGREEMENT.

            (a) BY YADKIN. Yadkin agrees that, in the event this Agreement is terminated for any reason and the transactions described in this Agreement are not consummated, it will indemnify, hold harmless and defend Main Street and Piedmont and their respective officers, directors, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Main Street or Piedmont:

                  (i) in connection with or which arise out of, result from, or are based upon (A) Yadkin's operations or business transactions or its relationship with any of its employees; or (B) Yadkin's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                  (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by Yadkin of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Yadkin to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                  (iii) in connection with or which arise out of, result from, or are based upon any information provided by Yadkin which is included in the Proxy Statement/Offering Circular and which information causes the Proxy Statement/Offering Circular, at the time of its mailing to Yadkin's shareholders and Main Street's shareholders, to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

            (b) BY MAIN STREET AND PIEDMONT. Main Street and Piedmont agree that, in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend Yadkin and its officers, directors, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits, proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Yadkin:

                  (i) in connection with or which arise out of, result from, or are based upon (A) Main Street's or Piedmont's operations or business transactions or its relationship with any of its employees; or (B) Main Street's or Piedmont's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                  (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by Main Street or Piedmont of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Main Street or Piedmont to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                  (iii) in connection with or which arise out of, result from, or are based upon any information provided by Main Street or Piedmont which is included in the Proxy Statement/Offering Circular and which information causes the Proxy Statement/Offering Circular, at the time of its mailing to Yadkin's shareholders and Main Street's shareholders, to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

      9.02. PROCEDURE FOR CLAIMING INDEMNIFICATION. If any matter subject to indemnification under this Article IX arises in the form of a claim (herein referred to as a "Third Party Claim") against Main Street, Piedmont or Yadkin, or their respective successors and assigns, or any of their respective subsidiary corporations, officers, directors, attorneys or financial advisors (collectively, the "Indemnitees"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor"). Within 15 days of such notice, the Indemnitor either (i) shall pay the Third Party Claim either in full or upon agreed compromise; or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director, financial advisor or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

      10.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

            (a) REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements contained in this Agreement shall survive the effectiveness of the Merger and the Bank Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.

            (b) INDEMNIFICATION. The parties' indemnification agreements and obligations pursuant to Paragraph 9.01 shall become effective only in the event this Agreement is terminated and shall survive any such termination, and neither of the parties shall have any obligations under Paragraph 9.01 in the event of or following consummation of the Merger and the Bank Merger.

      10.02. WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and other approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

      10.03. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Yadkin or the shareholders of Main Street, by an agreement in writing approved by the Boards of Directors of Main Street, Piedmont and Yadkin executed in the same manner as this Agreement; provided however, that, except with the further approval of Yadkin's shareholders and Main Street's shareholders of that change or as otherwise provided herein, following approval of this Agreement by Yadkin's shareholders and Main Street's shareholders no change may be made in the amount of consideration into which each share of Main Street Common Stock will be converted.

      10.04. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or by U.S. mail, first class postage prepaid, and addressed as follows:

IF TO YADKIN:                                 WITH COPY TO:

James N. Smoak                                Anthony Gaeta, Jr.
President and CEO                             Gaeta & Glesener, P.A.
Yadkin Valley Bank and Trust Company          808 Salem Woods Drive, Suite 201
209 North Bridge Street                       Raleigh, NC  27615
Elkin, NC  28621-3404

IF TO MAIN STREET OR PIEDMONT:                WITH COPY TO:

William A. Long                               Ronald D. Raxter
President and CEO                             Maupin Taylor & Ellis P.A.
Piedmont Bank                                 Highwoods Tower One, Suite 500
325 East Front Street                         3200 Beachleaf Court
Statesville, NC  28677-5906                   Raleigh, NC  27604

      10.05. FURTHER ASSURANCE. Yadkin, Piedmont and Main Street each agrees to furnish to each other party such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

      10.06. HEADINGS AND CAPTIONS. Headings and captions of the Paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

      10.07. GENDER AND NUMBER. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

      10.08. ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

      10.09. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

      10.10. ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of each of the other parties hereto.

      10.11. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

      10.12. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of the State of North Carolina.

      10.13. PREVIOUSLY DISCLOSED INFORMATION. As used in this Agreement, "Previously Disclosed" shall mean the disclosure of information by Yadkin to Main Street and Piedmont, or by Main Street and Piedmont to Yadkin, in a letter delivered by the disclosing party or parties to the other parties prior to the date hereof, specifically referring to this Agreement, and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of this Agreement applicable thereto. Information shall be deemed Previously Disclosed for the purpose of a given Paragraph, Subparagraph or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

      10.14 BEST KNOWLEDGE. The terms "Best Knowledge" and "Knowledge" as used in this Agreement with reference to certain facts or information shall be deemed to refer to facts or information of which officers of Yadkin, or officers of Main Street or Piedmont, as the case may be, are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

      10.15 INSPECTION.

            (a) Any right of Main Street or Piedmont under this Agreement to investigate or inspect the assets, books, records, files and other information of Yadkin in no way shall establish any presumption that Main Street or Piedmont should have conducted any investigation or that such right has been exercised by Main Street or Piedmont, their respective agents, representatives or others. Any investigations or inspections actually made by Main Street or Piedmont or their respective agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or


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

limitation of the covenants, representations and warranties made by or on behalf of Yadkin in this Agreement.

            (b) Any right of Yadkin under this Agreement to investigate or inspect the assets, books, records, files and other information of Main Street or Piedmont in no way shall establish any presumption that Yadkin should have conducted any investigation or that such right has been exercised by Yadkin, its respective agents, representatives or others. Any investigations or inspections actually made by Yadkin or its respective agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Main Street or Piedmont in this Agreement.

      10.16. EXCLUSIVITY. Main Street and Piedmont will deal exclusively with Yadkin in connection with any merger or sale of Main Street or Piedmont and neither Main Street nor Piedmont nor any officers, employees, agents or representatives of Main Street or Piedmont will, directly or indirectly, without the prior written consent of Yadkin, solicit, encourage or initiate any offer or proposal from, engage in any discussion or negotiation with or provide any information to, any party or entity other than Yadkin or its representatives, regarding the sale or merger of Main Street or Piedmont. If Main Street or Piedmont does receive any proposal in respect of the foregoing, Main Street and Piedmont will immediately communicate to Yadkin the terms of such proposal. If
(i) Main Street or Piedmont breaches any provision of this Paragraph 10.16; (ii) the Merger is not consummated; and (iii) within twelve (12) months of the date of this Agreement (A) Main Street or Piedmont enters into an agreement with one or more persons or entities to acquire Main Street or Piedmont, merge with Main Street or Piedmont or acquire substantially all of the assets of Main Street or Piedmont (each an "Acquisition") or (B) an Acquisition is consummated, then Main Street or Piedmont will promptly pay to Yadkin a termination fee of One Million Dollars ($1,000,000).


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

           IN WITNESS WHEREOF, Yadkin, Piedmont and Main Street each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                                            YADKIN VALLEY BANK AND TRUST COMPANY

[CORPORATE SEAL]
                                            By:______________________________
                                               James N. Smoak
                                               Chairman, CEO and President

ATTEST:

-------------------------------------
Secretary

                                            MAIN STREET BANKSHARES, INC.

[CORPORATE SEAL]
                                            By:______________________________
                                               Willaim A. Long
                                               Chairman, CEO and President

ATTEST:

-------------------------------------
Secretary

                                            PIEDMONT BANK

[CORPORATE SEAL]
                                            By:______________________________
                                               Willaim A. Long
                                               Chairman, CEO and President

ATTEST:

-------------------------------------
Secretary


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

                                INDEX OF EXHIBITS

                                         DOCUMENT                                                         EXHIBIT
                                         --------                                                         -------
                                      Plan of Merger                                                         A

                                   Plan of Bank Merger                                                       B

              Positions of Officers and Directors of Main Street BankShares,                                 C
                      Inc. with Yadkin Valley Bank and Trust Company

                                    EXHIBIT A

                                 PLAN OF MERGER
                                 BY AND BETWEEN
                      YADKIN VALLEY BANK AND TRUST COMPANY
                                       AND
                          MAIN STREET BANKSHARES, INC.

      1.01. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are Yadkin Valley Bank and Trust Company ("Yadkin") and Main Street BankShares, Inc. ("Main Street").

      1.02. NATURE OF TRANSACTION; PLAN OF MERGER. At the "Effective Time" specified in the Articles of Merger filed with the North Carolina Secretary of State, Main Street will be merged into and with Yadkin (the "Merger") as provided in this Plan of Merger.

      1.03 EFFECT OF MERGER; SURVIVING CORPORATION. At the Effective Time, and by reason of the Merger, the separate corporate existence of Main Street shall cease while the corporate existence of Yadkin, as the surviving corporation in the Merger, shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Yadkin shall continue to operate as a North Carolina banking corporation and will conduct its business at its then legally established branch and main offices. The duration of the corporate existence of Yadkin, as the surviving corporation in the Merger, shall be perpetual and unlimited.

      1.04. ASSETS AND LIABILITIES OF MAIN STREET. At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every other kind and character of Main Street (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Main Street, whether tangible or intangible) shall be transferred to and vest in Yadkin, and Yadkin shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Main Street (including all trust and other fiduciary properties, powers and rights), all without any conveyance, assignment or further act or deed; and, Yadkin shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Main Street (including duties as trustee or fiduciary) as of the Effective Time. By virtue of the Merger, Main Street's interest in and ownership of the outstanding shares of $5.00 par value common stock of its wholly-owned subsidiary, Piedmont Bank ("Piedmont") shall be transferred to and vest in Yadkin, and Piedmont shall become a wholly-owned subsidiary of Yadkin.

      1.05. CONVERSION AND EXCHANGE OF STOCK.

            (a) CONVERSION OF MAIN STREET STOCK. Except as otherwise provided in this Plan of Merger, at the Effective Time all rights of Main Street's shareholders with respect to all outstanding shares of Main Street's no par value common stock (the "Main Street Stock") shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by Yadkin, Main Street or any Main Street shareholder, into the right to receive 1.68 shares of $1.00 par value common stock of Yadkin (the "Yadkin Stock") or $18.50, such that 70% of the outstanding shares of Main Street Stock are exchanged for Yadkin Stock at the exchange ratio of 1.68 shares of Yadkin Stock for each share of Main Street Stock and such that 30% of the outstanding shares of Main Street Stock are exchanged for cash in the amount of $18.50 per share.

            At the Effective Time, and without any action by Yadkin, Main Street or any Main Street shareholder, Main Street's stock transfer books shall be closed and there shall be no further transfers of Main Street Stock on its stock transfer books or the registration of any transfer of a certificate evidencing Main Street Stock (a "Main Street Certificate") by any holder thereof, and the holders of Main Street Certificates shall cease to be, and shall have no further rights as, stockholders of Main Street other than as provided in the Agreement. Following the Effective Time, Main Street Certificates shall evidence only the right of the registered holder thereof to receive certificates evidencing shares of Yadkin Stock or cash.

            (b) EXCHANGE AND PAYMENT PROCEDURES; SURRENDER OF CERTIFICATES. As promptly as practicable, but not more than five business days following the Effective Time, Yadkin shall send or cause to be sent to each former Main Street shareholder of record immediately prior to the effective time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Main Street Certificates to Yadkin or to an exchange agent appointed by Yadkin. Upon the proper surrender and delivery to Yadkin or its agent (in accordance with its instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Main Street of his or her Main Street Certificate(s), and in exchange therefore, Yadkin shall as soon as practicable issue and deliver to the shareholder certificates representing the Yadkin Stock into which the shareholder's Main Street Stock has been converted.

            Subject to Paragraph 1.05(e) hereof, no Yadkin Stock shall be issued or delivered to any former Main Street shareholder unless and until such shareholder shall have properly surrendered to Yadkin or its agent the Main Street Certificate(s) formerly representing his or her shares of Main Street Stock, together with a properly completed Transmittal Letter. Further, until a former Main Street shareholder's Main Street Certificate(s) are so surrendered and certificates for the Yadkin Stock into which his or her Main Street Stock was converted at the Effective Time actually are issued to him or her, no dividend or other distribution payable by Yadkin with respect to that Yadkin Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former Main Street shareholder. However, upon the proper surrender of the shareholder's Main Street Certificate, Yadkin shall pay to the shareholder the amount of any such dividends or other distributions that have accrued but remain unpaid with respect to the Yadkin Stock.

            (c) ANTIDILUTIVE ADJUSTMENTS. If, prior to the Effective Time, Main Street or Yadkin shall declare any dividend payable in shares of Main Street Stock or Yadkin Stock or shall subdivide, split, reclassify or combine the presently outstanding shares of Main Street Stock or Yadkin Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of Yadkin Stock to be issued in exchange for each of the shares of Main Street Stock and the amount of cash to be paid for each share of Main Street Stock.

            (d) DISSENTERS. Any shareholder of Main Street who properly exercises the right of dissent and appraisal with respect to the Merger as provided in Section 55-13-02 of the North Carolina General Statutes ("Dissenters' Rights") shall be entitled to receive payment of the fair value of his or her shares of Main Street Stock in the manner and pursuant to the procedures provided therein. Shares of Main Street Stock held by persons who exercise Dissenter's Rights shall not be converted as described in Paragraph 1.05(a) hereof.

            (e) LOST CERTIFICATES. Shareholders of Main Street whose Main Street Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive the certificates evidencing Yadkin Stock to which they are entitled in accordance with and upon compliance with reasonable conditions imposed by Yadkin, including without limitation a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amount satisfactory to Yadkin.

      1.06. ARTICLES OF INCORPORATION. The Articles of Incorporation and Bylaws of Yadkin in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Yadkin as the surviving corporation in the Merger. Three directors of Main Street, whose identities have been agreed upon by Main Street and Yadkin, shall be appointed to the Board of Directors of Yadkin, each to hold such office until removed as provided by law or until the election or appointment of their respective successors. The directors of Yadkin in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. The officers of Main Street in office at the effective time shall be named to positions with Yadkin as agreed upon by Yadkin and Main Street.

      1.07. CLOSING; EFFECTIVE TIME. The closing of the Merger and other transactions contemplated by this Plan of Merger (the "Closing") shall take place at the offices of Yadkin, in Elkin, North Carolina, or at such other place as Yadkin shall designate, on a date mutually agreeable to Yadkin and Main Street (the "Closing Date") after expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than sixty (60) days following the expiration of all such required waiting periods).

                                    EXHIBIT B

                               PLAN OF BANK MERGER
                                 BY AND BETWEEN
                      YADKIN VALLEY BANK AND TRUST COMPANY
                                       AND
                                  PIEDMONT BANK

      1.01. NAMES OF THE MERGING CORPORATIONS. The names of the banking corporations proposed to be merged are Yadkin Valley Bank and Trust Company ("Yadkin") and Piedmont Bank ("Piedmont"). Yadkin, as parent corporation of Piedmont, is the owner of all of the issued and outstanding shares of capital stock of Piedmont.

      1.02. NATURE OF TRANSACTION; PLAN OF BANK MERGER. Subject to the provisions of this Plan of Merger, at the "Effective Time" specified in the Articles of Merger filed with the North Carolina Secretary of State, Piedmont will be merged into and with Yadkin (the "Bank Merger").

      1.03. EFFECT OF BANK MERGER; SURVIVING CORPORATION. At the Effective Time, and by reason of the Bank Merger, the separate corporate existence of Piedmont shall cease while the corporate existence of Yadkin, as the surviving corporation in the Bank Merger, shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Bank Merger. Following the Bank Merger, Yadkin shall continue to operate as a North Carolina banking corporation and will conduct its business at the then legally established branch and main offices of Piedmont and Yadkin under the name "Yadkin Valley Bank and Trust Company," except in Piedmont's relevant market area, where it shall conduct its business under the name "Piedmont Bank." The duration of the corporate existence of Yadkin, as the surviving corporation in the Bank Merger, shall be perpetual and unlimited.

      1.04. ASSETS AND LIABILITIES OF PIEDMONT. At the Effective Time, and by reason of the Bank Merger, and in accordance with applicable law, all property, assets and rights of every kind and character of Piedmont (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Piedmont, whether tangible or intangible) shall be transferred to and vest in Yadkin, and Yadkin shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Piedmont (including all trust and other fiduciary properties, powers and rights), all without any conveyance, assignment or further act or deed; and, Yadkin shall become responsible for all other liabilities, duties and obligations of every kind, nature and description of Piedmont (including duties as trustee or fiduciary) as of the Effective Time.

      1.05. CANCELLATION OF PIEDMONT STOCK. At the Effective Time, all rights of Yadkin as sole shareholder of all of Piedmont's issued and outstanding shares of $5.00 par value common stock shall cease to exist and Yadkin shall receive no consideration for such shares of Piedmont, with such shares and all rights related thereto being canceled, terminated and extinguished.

      1.06. ARTICLES OF INCORPORATION, BYLAWS AND MANAGEMENT. The Articles of Incorporation and Bylaws of Yadkin in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Yadkin as the surviving corporation in the Bank merger.

      1.07. CLOSING; EFFECTIVE TIME. The closing of the Bank Merger and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Yadkin, in Elkin, North Carolina, or at such other place as Yadkin shall designate, on a date mutually agreeable to Yadkin and Piedmont (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Bank Merger by governmental or regulatory authorities (but in no event more than sixty (60) days following the expiration of all such required waiting periods).

                                    EXHIBIT C

      The following officers and directors of Piedmont Bank shall be named to the positions with Yadkin Valley Bank and Trust Company indicated below, following the Effective Time:

                                                             POSITION(S) WITH YADKIN VALLEY BANK
                                                                      AND TRUST COMPANY
        NAME                                                     FOLLOWING THE EFFECTIVE TIME
        ----                                                     ----------------------------
J. T. Alexander, Jr.                                                       Director
Dr. Ralph L. Bentley                                                       Director
  William A. Long                                      President, Chief Executive Officer and Director
   Harry C. Spell                                                          Director